                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|      Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|      Definitive Proxy Statement

|_|      Definitive Additional Materials

|_|      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                              CHECKFREE CORPORATION
         ----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


         1)       Title of each class of Securities to which asset purchase
                  applies:
                  ---------------------------------------------------------

         2)       Aggregate number of securities to which asset purchase
                  applies:
                  ---------------------------------------------------------

         3) Per unit price or other underlying value of asset purchase computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                  ---------------------------------------------------------

         4)       Proposed maximum aggregate value of asset purchase:
                  ---------------------------------------------------------

         5)       Total fee paid:
                  ---------------------------------------------------------

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed


         Notes:

                                 CHECKFREE LOGO

                             CHECKFREE CORPORATION
                          4411 EAST JONES BRIDGE ROAD
                            NORCROSS, GEORGIA 30092
                                 (678) 375-3000

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         [                      ], 2000
                                   AT [  ].M.

To Our Stockholders:                                                  [  ], 2000

     Notice is hereby given that a special meeting of stockholders of CheckFree
Corporation will be held on [                    ], 2000, at [          ], local
time, at our executive offices located at 4411 East Jones Bridge Road, Norcross, Georgia for the following purposes:

     (1) To consider and vote on a proposal to approve the issuance of 10 million shares of CheckFree common stock, $0.01 par value, and warrants to purchase up to an additional 10 million shares of CheckFree common stock, to Bank of America, N.A., a national banking association, under a strategic agreement with Bank of America through which CheckFree Services Corporation, our wholly owned subsidiary, will acquire certain of Bank of America's electronic billing and payment assets and we will provide electronic billing and payment services to Bank of America's customers over the next ten years.

     (2) To consider and act upon such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.

     CHECKFREE'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE SHARE ISSUANCE PURSUANT TO THE STRATEGIC AGREEMENT.

     You are not being asked to approve the strategic agreement with Bank of America or the asset purchase. Our board of directors has approved the strategic agreement and the transactions contemplated by that agreement. You are being asked only to approve the issuance of an aggregate of not less than 10 million and up to 20 million shares of our common stock in connection with the transactions contemplated in the strategic agreement. It is a condition to the closing of the transactions contemplated in the strategic agreement that our stockholders approve the share issuance proposal.

     The accompanying proxy statement describes the strategic agreement, as well as certain agreements related to the strategic agreement, and the proposed share issuance. WE URGE YOU TO READ THESE MATERIALS, INCLUDING THE SECTION DESCRIBING THE RISK FACTORS RELATING TO THE TRANSACTIONS CONTEMPLATED IN THE STRATEGIC AGREEMENT THAT BEGINS ON PAGE [ ]. Only holders of our common stock at the close of business on the record date, August 2, 2000, will be entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the meeting.

     You will be most welcome at the special meeting, and we hope that you can attend. Our directors and officers will be present to answer your questions. In addition, as required under Delaware law, we will make available at our principal executive offices at least ten days before the date of the special meeting a complete list of all of our stockholders entitled to vote at the special meeting.

     Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the special meeting. To vote your shares, you may complete and return the enclosed proxy card or you may be able to submit your proxy or voting instructions by telephone or the Internet. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in account at a brokerage firm or bank, you must instruct them on how to vote your shares.
                                      By Order of the Board of Directors,

                                      Curtis A. Loveland

                                      Secretary
Norcross, Georgia
[               ], 2000

                    PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                         IN THE ACCOMPANYING ENVELOPE.
              NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

                             CHECKFREE CORPORATION
                          4411 EAST JONES BRIDGE ROAD
                            NORCROSS, GEORGIA 30092
                                 (678) 375-3000

To Our Stockholders:

     You are cordially invited to attend a special meeting of stockholders of
CheckFree Corporation, to be held on [                    ], 2000, at [     ].,
local time, at our executive offices located at 4411 East Jones Bridge Road, Norcross, Georgia.

     At the meeting, you will be asked to vote on a proposal to approve the issuance of 10 million shares of CheckFree common stock, $0.01 par value, and warrants to purchase up to an additional 10 million shares of CheckFree common stock, to Bank of America, N.A., a national banking association, under a strategic agreement with Bank of America through which CheckFree Services Corporation, our wholly owned subsidiary, will acquire certain of Bank of America's electronic billing and payment assets and we will provide electronic billing and payment services to Bank of America's customers over the next ten years.

     At the effective time of the share issuance, none of the warrants will be vested and exercisable. The warrants will vest and become exercisable in stages based on: (1) the number of Bank of America customers using our electronic billing and payment services; and (2) the number of eBills that Bank of America delivers per month. To earn all of the warrants, at least 10 million Bank of America customers must be using our services, and Bank of America must be delivering at least 10 million eBills per month.

     You are not being asked to approve the strategic agreement with Bank of America or the asset purchase. Our board of directors has approved the strategic agreement and the transactions contemplated by the strategic agreement. You are being asked only to approve the issuance of an aggregate of 20 million shares of our common stock in connection with the transactions contemplated in the strategic agreement.

     Completion of the transactions contemplated by the strategic agreement is subject to a number of conditions, including approval by our stockholders of the proposed issuance of our common stock and warrants at the special meeting. Even if you approve the issuance of our common stock and warrants to Bank of America, however, we cannot assure you that the transactions will be completed. Approval of the share issuance proposal requires the affirmative vote of holders of a majority of the outstanding shares of our common stock.

     Our common stock is listed on the Nasdaq National Market under the symbol "CKFR." On August 14, 2000, the closing price of our common stock on the Nasdaq National Market was $46.00 per share.

     Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the special meeting. To vote your shares, you may complete and return the enclosed proxy card, or you may vote by telephone or the Internet. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares.

     Our board of directors has carefully reviewed and considered the terms of the strategic agreement and has determined that the strategic agreement and the transactions contemplated thereby are in the best interests of CheckFree and our stockholders. Accordingly, the board of directors has unanimously approved the strategic agreement and recommends that you vote "FOR" the share issuance to Bank of America at the special meeting. The enclosed proxy statement provides you with a summary of the proposed transactions with Bank of America and additional information. Please give this information your careful attention.

     This proxy statement is first being mailed to our stockholders on or about
[                    ].

                                      Very truly yours,

                                      Peter J. Kight
                                      Chairman of the Board
            , 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Questions and Answers about the Strategic Agreement and
  Share Issuance............................................    3
Summary.....................................................    5
Risk Factors................................................    8
Forward Looking Statements..................................   10
Where You Can Find More Information.........................   11
The Special Meeting.........................................   12
  Proxy Statement...........................................   12
  Date, Time and Place......................................   12
  Purpose of the Special Meeting............................   12
  Record Date...............................................   13
  Vote Required for Adoption of the Share Issuance
     Proposal...............................................   13
  Proxies...................................................   13
  Voting Electronically Over the Internet or by Telephone...   14
  Solicitation of Proxies...................................   14
The Strategic Agreement and Share Issuance..................   14
  Overview..................................................   14
  Recommendation of Our Board of Directors; Our Reasons for
     the Strategic Agreement................................   15
  Completion and Effectiveness of the Strategic Agreement...   16
  Material United States Federal Income Tax Consequences of
     the Strategic Agreement................................   16
  Accounting Treatment of the Strategic Agreement...........   16
  Regulatory Matters........................................   16
  Nasdaq National Market Listing of CheckFree Common Stock
     to be Issued Pursuant to the Strategic Agreement.......   17
  Appraisal Rights..........................................   17
  Restrictions on Sales of Shares by Bank of America........   17
  Conditions Precedent to Closing...........................   17
  Representations and Warranties............................   18
  Expenses..................................................   19
  Termination, Amendment and Waiver.........................   19
Description of Related Agreements...........................   19
  Purchase and Assumption Agreement.........................   19
  EBP Transition Agreement..................................   20
  Services Agreement........................................   20
  Warrant Agreement.........................................   21
  Registration Rights Agreement.............................   21
Principal Stockholders and Share Ownership of Management....   22
Stockholder Proposals.......................................   23
Other Matters...............................................   23
Appendix A -- Amended and Restated Strategic Alliance Master
  Agreement.................................................  A-1
Appendix B -- Purchase and Assumption Agreement.............  B-1

     QUESTIONS AND ANSWERS ABOUT THE STRATEGIC AGREEMENT AND SHARE ISSUANCE

Q. WHAT AM I BEING ASKED TO VOTE UPON?

 A. You are being asked to approve the issuance of:

   - 10 million shares of our common stock, $0.01 par value, and

   - warrants to purchase up to an additional 10 million shares of our common stock,

   to Bank of America, under a strategic agreement with Bank of America, dated as of April 26, 2000. Under the strategic agreement, CheckFree Services Corporation, our wholly owned subsidiary, will acquire certain of Bank of America's electronic billing and payment assets and we will provide electronic billing and payment services to Bank of America's customers over the next ten years.

   At the effective time of the share issuance, none of the warrants issued will be vested. The warrants will vest and become exercisable in stages based on:

   - the number of Bank of America customers using our electronic billing and payment services; and

   - the number of eBills that Bank of America delivers per month.

   To earn all of the warrants, at least 10 million Bank of America customers must be using our services, and Bank of America must be delivering at least 10 million eBills per month.

Q. WHY ARE CHECKFREE AND BANK OF AMERICA ENTERING INTO THE STRATEGIC AGREEMENT?

 A. We have entered into the strategic agreement because we believe that by combining our expertise in providing electronic billing and payment services with access to customers of the nation's largest bank, we will be able to accelerate the growth and acceptance of electronic billing and payment services faster than either company could do on its own. The increased adoption of our electronic billing and payment services will create the potential for stronger operating and financial results.

Q. WHAT STOCKHOLDER APPROVALS ARE NEEDED?

 A. The affirmative vote of the holders of a majority of the shares of our common stock voting in person or by proxy at the special meeting is required to approve the issuance of the shares and warrants in connection with the strategic agreement, provided that a quorum, which means a majority of the shares of our common stock outstanding on the record date, votes in person or by proxy at the special meeting.

Q. WHAT DO I NEED TO DO NOW?

 A. After carefully reading and considering the information contained in this proxy statement, please respond by:

   - completing, signing and dating your proxy card or voting instructions and returning it in the enclosed postage paid envelope; or

   - if available, by submitting your proxy or voting instructions by telephone or through the Internet, as soon as possible so that your shares may be represented at the special meeting.

Q. WHAT IF I DO NOT VOTE?

 A. If you fail to respond, your shares will not count toward a quorum necessary to conduct the vote at the special meeting, and will not be counted as either a vote for or against the share issuance proposal.

    If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the share issuance proposal.

Q. CAN I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY?

 A. Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of four ways.

   - First, you can revoke your proxy.

   - Second, you can submit a new proxy.

   If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the Secretary of CheckFree before the special meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.

   - Third, if you are a holder of record, you can attend the special meeting and vote in person.

   - Fourth, if you submit your proxy or voting instructions electronically through the Internet or by telephone, you can change your vote by submitting a proxy at a later date, using the same procedures, in which case your later submitted proxy will be recorded and your earlier proxy revoked.

Q. WHEN DO YOU EXPECT THE SHARE ISSUANCE TO BE COMPLETED AND THE STRATEGIC AGREEMENT TO BECOME EFFECTIVE?

 A. We are working to complete the share issuance and the transactions contemplated by the strategic agreement as soon as possible after our special meeting. We expect to close the transactions in the Fall of 2000.

Q. WHO CAN HELP ANSWER MY QUESTIONS?

 A. If you have any questions about the strategic agreement or the share issuance proposal, or how to submit your proxy, or if you need additional copies of the proxy statement or the enclosed proxy card or voting instructions, you should contact:

    CheckFree Corporation
   Investor Relations
   4411 East Jones Bridge Road
   Norcross, Georgia 30092
   (678) 375-3000
   E-mail: tmoore@checkfree.com

                                    SUMMARY

     This summary highlights selected information in this proxy statement. You should carefully read this entire proxy statement and the other documents we refer to for a more complete understanding of the strategic agreement. In particular, you should read the Amended and Restated Strategic Master Alliance Agreement attached as Appendix A and the Purchase and Assumption Agreement attached as Appendix B.

THE COMPANIES

CHECKFREE CORPORATION
4411 EAST JONES BRIDGE ROAD
NORCROSS, GEORGIA 30092
(678) 375-3000
WWW.CHECKFREE.COM

     The reference to our website address above does not constitute incorporation by reference of the information contained on that website, so you should not consider any information on this website to be a part of this proxy statement.

     We are the leading provider of electronic billing and payment services. We operate our business through three independent but inter-related divisions:

     - Electronic Commerce;

     - Investment Services; and

     - Software.

     Our Electronic Commerce business provides services that allow consumers to:

     - receive electronic bills through the Internet;

     - pay bills received electronically or in paper form to anyone; and

     - perform ordinary banking transactions, including balance inquiries, transfers between accounts and on-line statement reconciliations.

     Our Investment Services business offers portfolio accounting and performance measurement services to investment advisors, brokerage firms, banks and insurance companies and financial planning application software to financial planners.

     Our Software businesses provide electronic commerce and financial applications software and services for businesses and financial institutions.

     We are incorporating by reference important business and financial information about us into this proxy statement that is not included in or delivered with this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section of this proxy statement entitled "Where You Can Find More Information."

BANK OF AMERICA, N.A.
101 SOUTH TRYON STREET
CHARLOTTE, NORTH CAROLINA 28255
(704) 386-5000
WWW.BANKOFAMERICA.COM

     The reference to Bank of America's website address above does not constitute incorporation by reference of the information contained on that website, so you should not consider any information on this website to be a part of this proxy statement.

     Bank of America is the largest bank in the United States. With full-service operations in 21 states and the District of Columbia, Bank of America and its affiliates provide financial products and services to 30 million households and two million businesses. The Bank also supports business transactions in 190 countries. Bank of America, N.A. is a wholly owned subsidiary of Bank of America Corporation, a Delaware corporation, whose common stock (ticker: BAC) is listed on the New York, Pacific and London stock exchanges and certain shares are listed on the Tokyo Stock Exchange.

THE STRATEGIC AGREEMENT AND SHARE ISSUANCE

     We and CheckFree Services Corporation have entered into an Amended and Restated Strategic Master Alliance Agreement with Bank of America, dated as of April 26, 2000, which governs the share issuance and the purchase of certain of Bank of America's electronic billing and payment assets, as well as the ongoing business relationship between us and Bank of America and its subsidiaries.

     Under the strategic agreement, at the closing:

     - we will issue 10 million shares of our common stock and warrants to purchase up to an additional 10 million shares of our common stock to Bank of America, and will make an additional cash payment to Bank of America of $35 million;

     - Bank of America will transfer certain of its electronic billing and payment assets and liabilities to CheckFree Services Corporation pursuant to a Purchase and Assumption Agreement; and

     - we will begin to provide electronic billing and payment services to Bank of America's customers pursuant to a Services Agreement between us and Bank of America.

     We have included a copy of the strategic agreement in this proxy statement as Appendix A. We encourage you to read the strategic agreement because it is the legal document that governs the share issuance and related transactions described in this proxy statement. Additionally, we have either entered into, or will at the closing of the strategic agreement enter into, the following agreements:

     - A Services Agreement, which details the electronic billing and payment related services that we will supply to Bank of America, the level of service, and the fees we will receive. It has a basic term of ten years, although it may be extended, and on 12 months prior notice and payment of half of the remaining minimum fees and forfeiture of all warrants, it may be terminated by Bank of America any time after two years. The Services Agreement provides for minimum fees to us of $50 million per year.

     - A Registration Rights Agreement, which provides for the registration under applicable securities laws of the stock issued under the strategic agreement and related agreements.

     - A Warrant Agreement, which sets forth the terms under which Bank of America may acquire up to 10 million shares of our common stock.

     - A Stock Restriction Agreement, which imposes certain restrictions on Bank of America's ability to sell the stock and warrants issued under the strategic agreement and related agreements.

     - An EBP Transition Agreement, under the terms of which Bank of America will continue to perform certain functions in support of the legacy platforms and the gradual transition of these functions to us, and for our payment of fees to Bank of America to reimburse it for certain of the costs of providing these functions during the transition period.
     - A Purchase and Assumption Agreement, which provides for the transfer of certain tangible and intangible assets used by Bank of America in its operation of the legacy systems.

     CONDITIONS TO THE COMPLETION OF THE STRATEGIC AGREEMENT. Each of our and Bank of America's obligations to consummate the strategic agreement is subject to satisfaction or waiver of specified conditions, including those listed below:

     - approval of the share issuance proposal by our stockholders;

     - receipt of all required regulatory approvals and submission of all required filings with governmental entities;

     - the absence of legal prohibitions to the strategic agreement and the transactions contemplated by the strategic agreement; and

     - the other party's material compliance with its obligations under the strategic agreement prior to the closing, and the truth and accuracy of the representations made by such party.

     In addition, it is a condition to Bank of America's obligation to consummate the closing that the transactions contemplated by the strategic agreement not trigger the issuance or exercise of any rights of our stockholders under our Stockholders' Rights Plan.

     TERMINATION OF THE STRATEGIC AGREEMENT. We and Bank of America may terminate the strategic agreement at any time by mutual written consent. In addition, either party may terminate the purchase agreement if:

     - our stockholders fail to approve the share issuance proposal by October 1, 2000, or if the transaction is pending approval by a government agency, and stockholder approval is not obtained by the earlier of December 31, 2000, or 40 days following the receipt of such government approval; or

     - the Services Agreement is terminated.

STOCKHOLDER APPROVAL AND THE CHECKFREE SPECIAL MEETING

     APPROVAL OF CHECKFREE'S STOCKHOLDERS. The affirmative vote of holders of a majority of the shares of our common stock voting in person or by proxy at the special meeting, provided that a quorum is present, is required to approve the share issuance proposal.

     THE SPECIAL MEETING AND THE RECORD DATE. Our stockholders will vote on the share issuance proposal at a special meeting that will be held at our executive offices located at 4411 East Jones Bridge Road, Norcross, Georgia, on
[                    ], 2000, starting at [  ].m., local time. Our stockholders may vote at the special meeting if they owned shares of our common stock at the close of business on August 2, 2000, which is the record date for the special meeting. Each share will have one vote. On the record date, approximately 58,451,095 shares of our common stock were outstanding.

     PROCEDURES FOR VOTING YOUR SHARES. Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the special meeting. You may vote your shares by signing your proxy card and mailing it in the enclosed return envelope, or you may be able to submit your proxy or voting instructions by telephone or by the Internet. If you are a holder of record, you may vote in person at the special meeting. If you do not include instructions on how to vote your properly executed proxy card, your shares will be voted FOR approval of the share issuance proposal. If your shares are held in an account at a brokerage firm or bank, your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

     PROCEDURE FOR CHANGING YOUR VOTE. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of four ways.

     - First, you can send a written notice stating that you are revoking your proxy.

     - Second, you can complete and submit a new proxy card.

If you choose either of these two methods, you must submit your notice of revocation or your new proxy for our common stock to our Corporate Secretary at the address indicated at the beginning of this "Summary" section of the proxy statement. If your shares are held in an account at a brokerage firm or bank, you should contact your broker to change your vote.

     - Third, if you are a holder of record, you can attend the special meeting of stockholders and vote in person.

     - Fourth, to revoke a proxy previously submitted electronically through the Internet or by telephone, you may simply submit a proxy at a later date, using the same procedures, in which case your later submitted proxy will be recorded and your earlier proxy revoked.

     APPRAISAL RIGHTS. Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the share issuance proposal or the asset purchase.

     SHARE OWNERSHIP BY OUR MANAGEMENT. On the record date, our directors and executive officers were entitled to vote approximately 12.6% of our outstanding common stock.

FEDERAL INCOME TAX CONSEQUENCES

     For United States federal income tax purposes, no income, gain or loss will be recognized by CheckFree or our stockholders as a result of the strategic agreement or the asset purchase. See "The Strategic Agreement and Share Issuance -Material United States Federal Income Tax Consequences of the Strategic Agreement." We urge you to consult your own tax advisor to determine the effect of the strategic agreement under federal, state, local and foreign tax laws.

ACCOUNTING TREATMENT

     The strategic agreement will be recorded as an asset purchase for accounting purposes.

PER SHARE MARKET PRICE INFORMATION

     Shares of our common stock are traded on the Nasdaq National Market under the symbol "CKFR." On April 25, 2000, the last trading day before the public announcement of the execution of the strategic agreement, our common stock
closed at $32.50 per share. On [                    ], 2000, the most recent
practicable date prior to the printing of this proxy statement, our common stock
closed at $[     ] per share.

REGULATORY MATTERS

     All material regulatory approvals required to permit the consummation of the strategic agreement have already been obtained. The waiting period under the
Hart-Scott-Rodino Antitrust Improvements Act expired on [                    ],
2000.

                                  RISK FACTORS

     In addition to the other information contained in or incorporated by reference into this proxy statement, you should carefully consider the following risk factors in deciding whether to vote for the share issuance proposal.

WE MAY FAIL TO REALIZE THE ANTICIPATED BENEFITS OF THE STRATEGIC AGREEMENT.

     The success of the strategic agreement will depend, in part, on our ability to realize the anticipated growth opportunities and synergies from combining Bank of America's electronic billing and payment assets with our business. To realize the anticipated benefits of the strategic agreement, our management team must develop strategies and implement a business plan that will:

     - effectively combine Bank of America's electronic billing and payment assets with our assets and services;

     - successfully use the anticipated opportunities for cross-promotion and sales of the products and services of CheckFree and Bank of America; and

     - while integrating Bank of America's electronic billing and payment assets with our operations, maintain adequate focus on our core businesses in order to take advantage of competitive opportunities and to respond to competitive challenges.

     If our management team is not able to develop strategies and implement a business plan that achieves these objectives, we may not realize the anticipated benefits of the strategic agreement. In particular, anticipated growth in revenue, earnings before interest, taxes, depreciation, and amortization, or "EBITDA," and cash flow may not be realized, which would have an adverse impact on us and the market price of our common stock.

WE MAY NOT BE ABLE TO PROVIDE ELECTRONIC BILLING AND PAYMENT SERVICES TO THE BANK OF AMERICA SUBSCRIBERS FOR THE FEES WE AGREED TO IN THE STRATEGIC AGREEMENT.

     The success of the strategic agreement will depend, in part, on our ability to ultimately provide electronic billing and payment services to the Bank of America subscribers at a cost to us that is less than the fees we have agreed to receive. If we are unable to provide electronic billing and payment services to the Bank of America subscribers profitably, the strategic agreement will have a material adverse effect on our business, financial condition and results of operations.

BANK OF AMERICA'S MARKETING EFFORTS MAY NOT BE SUCCESSFUL IN GENERATING ADDITIONAL SUBSCRIBERS FOR OUR ELECTRONIC BILLING AND PAYMENT SERVICES.

     If Bank of America's marketing efforts to generate additional subscribers are not successful, it could have a material adverse effect on our business, financial condition and results of operations. Although Bank of America currently lists some 400,000 subscribers to their legacy electronic billing and payment services, we do not know how many of those subscribers actively use those services or how many of those subscribers will migrate to our electronic billing and payment services. In order to realize the benefit of the strategic agreement and to consistently increase and maintain our profitability, we must encourage the existing Bank of America legacy subscribers to actively utilize our billing and payment services, as well as generate additional subscribers from the Bank of America base of customers. We currently serve an additional approximately 400,000 Bank of America customers on our own systems under the terms of a pre-existing contract.

OUR ASSUMPTION OF CERTAIN LONG-TERM LEASEHOLD OBLIGATIONS COULD HAVE AN ADVERSE IMPACT ON OUR RESULTS OF OPERATIONS.

     As part of the strategic agreement, we are assuming certain of Bank of America's long-term leasehold obligations which, if we are unable to use the leased premises efficiently in our business (or find a third party to assume the leasehold obligations), could have a material adverse effect on our profitability and results of operations.

OUR ABILITY TO SUCCEED IN TRANSITIONING BANK OF AMERICA'S BILLING AND PAYMENT SERVICES FROM ITS LEGACY SYSTEM TO OUR SYSTEM IS DEPENDENT ON RETAINING QUALIFIED BANK OF AMERICA EMPLOYEES KNOWLEDGEABLE IN THE OPERATION OF BANK OF AMERICA'S LEGACY SYSTEM.

     The success of the strategic agreement is dependent on our ability to retain qualified Bank of America employees with experience operating Bank of America's billing and payment processing system. Bank of America operates its electronic billing and payment services on a legacy system that we expect to migrate to our processing systems. If we are unable to retain the experienced Bank of America employees through the transition and migration process, we will have to either divert our current employees from other important work or incur a significant expense to hire people qualified to operate the legacy system to assist us with the transition and migration process. Competition for qualified employees is intense and employees qualified to operate a legacy system are in short supply.

WE ARE REQUIRED TO DEPRECIATE THE ACQUIRED ASSETS OVER THEIR USEFUL LIVES WHICH WILL CAUSE OUR EARNINGS PER SHARE TO DECREASE.

     Because we will be accounting for the transaction as an asset purchase, the purchase will result in a charge to our earnings that will decrease your earnings per share. We will be required to amortize approximately $412 million over a period of ten years or approximately $41.2 million per year.

     We will issue 10 million shares of our common stock in connection with the asset purchase. Assuming the transaction was completed on July 1, 1998, the strategic agreement would result in immediate and substantial dilution of per share earnings from $0.18 diluted to $(0.48) diluted for the year ended June 30, 1999, and dilution of per share earnings from $(0.23) to $(0.38) for the nine months ended March 31, 2000. The anticipated dilution could have a negative impact on the market price of our common stock. Analysts and investors carefully review a company's earnings per share and often base investment decisions on a company's per share earnings.

AVAILABILITY OF SIGNIFICANT AMOUNTS OF OUR COMMON STOCK FOR SALE IN THE FUTURE COULD ADVERSELY AFFECT OUR STOCK PRICE.

     If we complete the strategic agreement, we will issue to Bank of America an aggregate of 10 million shares of our common stock and warrants to acquire an additional 10 million shares of our common stock.

     We have agreed to provide Bank of America with registration rights in connection with the strategic agreement. If Bank of America, by exercising its registration rights, causes a large number of shares to be registered and sold in the public market, these sales may have an adverse effect on the market price of our common stock. Two years after the closing of the strategic agreement, or one year after the warrants are exercised, Bank of America may be able to sell up to the greater of one percent of our outstanding common stock or our average weekly trading volume over a four week period in reliance on registration exemptions. Sales of substantial amounts of our common stock by Bank of America, or the perception that these sales could occur, may adversely affect prevailing market prices for our common stock.

OUR COMMON STOCK HAS BEEN VOLATILE SINCE DECEMBER 15, 1999.

     Since December 15, 1999, our stock price has been extremely volatile, trading at a high of $125.63 per share and a low of $28.50 per share for the period. Our stock price could dramatically decrease between the time that our stockholders vote on the share issuance proposal and the time the strategic agreement closes. We cannot assure that the price of our common stock at the time you vote on the share issuance proposal will be the same as the price of our common stock when we consummate the strategic agreement. The volatility in our stock price has been caused by:

     - actual or anticipated fluctuations in our operating results;

     - actual or anticipated fluctuations in our subscriber growth;

     - announcements by us, our competitors or our customers;

     - announcement of the execution of merger agreements with BlueGill Technologies, Inc. and TransPoint;

     - announcement of the signing of the strategic agreement with Bank of America;

     - announcements of the introduction of new or enhanced products and services by us or our competitors;

     - announcements of joint development efforts or corporate partnerships in the electronic commerce market;

     - market conditions in the banking, telecommunications, technology and other emerging growth sectors;

     - rumors relating to our competitors or us; and

     - general market or economic conditions.

                           FORWARD LOOKING STATEMENTS

     The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This proxy statement contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this proxy statement referring to us and Bank of America, and they may also be made as part of this proxy statement by reference to other documents filed with the Securities and Exchange Commission by us, which is known as "incorporation by reference." These statements may include statements regarding the period following completion of the strategic agreement.

     Words like "anticipate," "estimate," "expects," "projects," "intends," "plans," "believes" and words and terms of similar substance used in connection with any discussion of future operating of financial performance, or the strategic agreement involving us and Bank of America, identify forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to the risks related to the businesses of us and Bank of America, the factors relating to the strategic agreement discussed under "Risk Factors," among others, could cause actual results to differ materially from those described in the forward-looking statements. These factors include the relative value of our stock and the failure to realize the anticipated benefits of the strategic agreement. Stockholders are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this proxy statement or the date of the document incorporated by reference in this proxy statement. Neither we nor Bank of America is under any obligation, and each of us expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

     For additional information that could cause actual results to differ materially from those described in the forward-looking statements, please see the annual report on Form 10-K/A that we have filed with the Securities and Exchange Commission.

     All subsequent forward-looking statements attributable to us or Bank of America or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

                      WHERE YOU CAN FIND MORE INFORMATION

     This proxy statement incorporates documents by reference which are not presented in or delivered with this proxy statement. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with any additional information.

     The following documents, which we have filed with the Securities and Exchange Commission (SEC file number 0-26802), are incorporated by reference into, and considered to be a part of, this proxy statement:

     - Annual Report on Form 10-K for the fiscal year ended June 30, 1999 (filed September 28, 1999, amended July 10, 2000);

     - Proxy Statement for the Annual Meeting of Stockholders held on November 4, 1999 (filed October 8, 1999);

     - Quarterly Reports on Form 10-Q for the quarter ended September 30, 1999 (filed November 15, 1999, amended July 10, 2000), for the quarter ended December 31, 1999 (filed February 10, 2000, amended July 10, 2000), and for the quarter ended March 31, 2000 (filed May 12, 2000, amended July 10, 2000);

     - Current Reports on Form 8-K dated November 29, 1999 (filed December 2,
       1999), dated December 20, 1999 (filed December 23, 1999), dated January 10, 2000 (filed January 10, 2000), dated February 15, 2000 (filed February 17, 2000), dated March 16, 2000 (filed March 22, 2000, amended April 27, 2000), dated March 28, 2000 (filed March 28, 2000), dated April 2, 2000 (filed April 3, 2000), dated April 27, 2000 (filed April 27,
       2000), dated April 28, 2000 (filed April 28, 2000), dated April 28, 2000 (filed May 15, 2000, amended July 10, 2000), dated May 22, 2000 (filed May 23, 2000), dated June 6, 2000 (filed June 7, 2000), dated July 12, 2000 (filed July 12, 2000), and dated August 2, 2000 (filed August 3,
       2000).

     - The description of common stock, contained in the registration statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 and all amendments thereto and reports filed for the purpose of updating this description; and

     - All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date
       of this proxy statement and before [               ], 2000, the date of
       the stockholder meeting to approve the share issuance proposal, other than portions of these documents described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the Commission.

     Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

     We will provide a copy of any and all of the information that we incorporate by reference in this proxy statement to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this proxy statement are not themselves specifically incorporated by reference in this proxy statement, then the exhibits will not be provided.
ANY REQUESTS FOR DOCUMENTS SHOULD BE MADE BY [               ], 2000, TO ENSURE
TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING.

     Requests for documents relating to us should be directed to:

    CheckFree Corporation
     4411 East Jones Bridge Road
     Norcross, Georgia 30092
     Attention: Investor Relations
     Telephone: (678) 375-3000
     E-mail: tmoore@checkfree.com

     We must comply with the informational requirements of the Securities Exchange Act of 1934 and its rules and regulations. Under the Securities Exchange Act of 1934, we must file reports, proxy statements, and other information with the Commission. Copies of these reports, proxy statements, and other information can be inspected and copied at:

    Public Reference Room
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549

or at the public reference facilities of the regional offices of the Commission at:

    500 West Madison Street                                 or: 7 World Trade Center
    Suite 1400                                                  Suite 1300
    Chicago, Illinois 60661-2511                                New York, New York 10048-1102

     You may obtain information on the operation of the Public Conference Room by calling the Commission at 1-800-SEC-0330. You may also obtain copies of our materials by mail at prescribed rates from the Public Reference Room at the address noted above. Finally, you may obtain these materials electronically by accessing the Commission's home page on the Internet at http://www.sec.gov.

     Our common stock is listed on the Nasdaq National Market. Accordingly, reports and other information concerning us should be available for inspection and copying at the offices of the Nasdaq Stock Market at: 1735 K Street, N.W., Washington, D.C. 20006-1504.

     If you have any questions about the share issuance, please call our Investor Relations at (678) 375-3000.

     All information contained in this proxy statement regarding us was supplied by us and all information contained in this proxy statement regarding Bank of America was supplied by Bank of America. Neither we nor Bank of America can warrant the accuracy of completeness of information relating to the other party.

                              THE SPECIAL MEETING

PROXY STATEMENT

     We are furnishing this proxy statement to you in connection with the solicitation of proxies by our board of directors in connection with the share issuance proposal.

     We are first sending this proxy statement to our stockholders on or about
[               ], 2000.

DATE, TIME AND PLACE

     The special meeting is scheduled to be held as follows:

                            [               ], 2000
                            [          ], local time
                          4411 East Jones Bridge Road
                               Norcross, Georgia

PURPOSE OF THE SPECIAL MEETING

     The special meeting is being held so that our stockholders may consider and vote upon:

     - a proposal to approve the issuance of 10 million shares of our common stock and warrants to purchase up to an additional 10 million shares of our common stock to Bank of America, under a strategic agreement with Bank of America through which CheckFree Services Corporation, our wholly owned subsidiary, will acquire certain of Bank of America's electronic billing and payment assets and we will provide electronic billing and payment services to Bank of America's customers over the next ten years; and

     - to transact any other business that properly comes before the special meeting or any adjournment or postponement of the special meeting.

     If our stockholders approve the share issuance proposal, upon the completion of the strategic agreement, Bank of America will receive 10 million shares of our common stock or approximately 14.6% of our outstanding common stock. Bank of America will also receive warrants to purchase up to an additional 10 million shares of our common stock, which will vest in stages as Bank of America meets certain milestones. For all warrants to vest, at least 10 million Bank of America customers must be using CheckFree services, and Bank of America must be delivering at least 10 million eBills per month. At closing, none of the warrants will be vested or exercisable.

     If our stockholders do not approve the share issuance proposal, we or Bank of America may terminate the strategic agreement. See "The Strategic Agreement and Share Issuance -- Termination, Amendment and Waiver."

RECORD DATE

     Our board of directors has fixed the close of business on Wednesday, August 2, 2000, as the record date for determination of our stockholders entitled to notice of, and to vote at, the special meeting. On the record date, there were 58,451,045 shares of our common stock outstanding, held by approximately 668 holders of record.

VOTE REQUIRED FOR ADOPTION OF THE SHARE ISSUANCE PROPOSAL

     A majority of our outstanding shares of common stock must be represented, either in person or by proxy, to constitute a quorum at the special meeting. A quorum is the minimum number of stockholders required to transact business or take a vote. Under the terms of the strategic agreement, the affirmative vote of the holders of a majority of our common stock voting in person or by proxy at the special meeting is required to approve the share issuance proposal.

     As of the record date, our directors and executive officers and their affiliates owned approximately 12.6% of the outstanding shares of our common stock.

PROXIES

     All shares of our common stock represented by properly executed proxies or voting instructions received before or at the special meeting will, unless the proxies or voting instructions are revoked, be voted in accordance with the instructions indicated on those proxies or voting instructions. If no instructions are indicated on a properly executed proxy card or voting instructions, the shares will be voted "FOR" approval of the share issuance proposal. You are urged to mark the box on the proxy card to indicate how to vote your shares.

     If a properly executed proxy card or voting instruction is returned and the stockholder has abstained from voting on adoption of the share issuance proposal, the CheckFree common stock represented by the proxy or voting instructions will be considered present at the special meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of approval of the share issuance proposal. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank does not have discretionary authority to vote on approval of the share issuance proposal, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted in favor of approval of the share issuance proposal. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

     We do not expect that any matter other than approval of the share issuance proposal will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld on the proxy card.

     A stockholder may revoke his or her proxy at any time before it is voted by:

     - notifying in writing the Corporate Secretary of CheckFree at 4411 East Jones Bridge Road, Norcross, Georgia 30092;

     - granting a subsequently dated proxy; or

     - appearing in person and voting at the special meeting if you are a holder of record.

Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

VOTING ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE

     Instead of submitting your vote by mail on the enclosed proxy card or voting instructions, you may have the option to submit your proxy or voting instructions electronically through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in our stock records in your name or in the name of a brokerage firm or bank. You should check your proxy card or voting instructions forwarded by a broker, bank or other holder of record to see which options are available.

     The Internet and telephone procedures for submitting your proxy or voting instructions are designed to authenticate stockholders identities, to allow stockholders to have their shares voted and to confirm that their instructions have been properly recorded. A prior proxy submitted by the Internet or telephone may be revoked by the submission of a letter proxy using any allowable method of proxy submission indicated in this proxy statement, including by a subsequent Internet or telephonic proxy.

SOLICITATION OF PROXIES

     We will bear the expenses incurred in connection with the printing and mailing of this proxy statement. We and our proxy solicitors will also request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to send this proxy statement to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.

                   THE STRATEGIC AGREEMENT AND SHARE ISSUANCE

OVERVIEW

     We and CheckFree Services Corporation have entered into an Amended and Restated Strategic Master Alliance Agreement with Bank of America, dated as of April 26, 2000, which governs the asset purchase and share issuance, as well as the ongoing business relationship between us and Bank of America. Under the strategic agreement, at the closing:

     - we will issue 10 million shares of our common stock and warrants to purchase up to an additional 10 million shares of our common stock to Bank of America;

     - Bank of America will transfer certain of its electronic billing and payment assets and liabilities to CheckFree Services Corporation pursuant to a Purchase and Assumption Agreement; and

     - we will begin to provide electronic billing and payment services to Bank of America's customers pursuant to a Services Agreement between us and Bank of America.

The strategic agreement consists of several related agreements between us and Bank of America, which we have entered into either directly or through our subsidiaries. These related agreements are described below.

RECOMMENDATION OF OUR BOARD OF DIRECTORS; OUR REASONS FOR THE STRATEGIC
AGREEMENT

     Our board of directors has carefully reviewed and considered the terms of the strategic agreement and has determined that the strategic agreement and the transactions contemplated thereby are in the best interests of CheckFree and our stockholders, are fair to you as a CheckFree stockholder and are in your best interest. Accordingly, the board of directors has unanimously approved the strategic agreement and recommends that you vote "FOR" the share issuance to Bank of America at the special meeting. In reaching its decision to recommend the approval of the share issuance proposal to you, our board of directors consulted with our legal advisors and with our senior management and considered the following material factors:

     - the potential to accelerate the adoption of electronic billing and payment services through marketing efforts by the nation's largest bank to its customers;

     - the expectation that we will have greater technology, sales, marketing, distribution and customer service and resources leading to the possibility of stronger operating and financial results for CheckFree;

     - the strategic fit, including the belief that the strategic agreement has the potential to enhance stockholder value through increased growth opportunities and the cost savings achievable and synergies resulting from the strategic agreement and the asset purchase;

     - the opportunities, as a result of entering into the strategic agreement, of a stronger strategic relationship with Bank of America;

     - the benefit of obtaining a stream of minimum revenue guarantees equaling $50 million during the next ten years from Bank of America;

     - the potential benefits to:

        (1) our customers, who should benefit from our end-to-end solution for sending, receiving and paying bills being utilized by more users as a result of the strategic agreement, and

        (2) our strategic partners, who will be able to use our services and technology to reach a greater combined group of consumers;

     - the information and presentations by our management concerning the results of their business due diligence and the potential growth opportunities and synergies resulting from the strategic agreement; and

     - the terms of the strategic agreement and the related agreements, including the amount of the consideration to be received by Bank of America.

     Our board of directors also considered the potential adverse effects and risks associated with the strategic agreement, including those risks set forth in the section titled "Risk Factors" in this proxy statement and concluded that the potential benefits of the strategic agreement outweighed the potential adverse effects and risks. The list of potential adverse effects and risks considered by our board included, but was not limited to, the following:

     - the challenges of combining Bank of America's assets with our assets and the risk of not being able to convert Bank of America's electronic billing and payment customers from Bank of America's processing system to our processing system;

     - the risk of not achieving operational efficiencies or accelerating growth of our electronic billing and payment services;

     - the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the strategic agreement;

     - the risk that the strategic agreement and the transactions contemplated by that agreement will not be consummated;

     - the obligation of registering the shares of our common stock under specified circumstances; and

     - the assets that will be recorded initially on our balance sheet and amortized on a straight-line basis as a charge against earnings over a ten year period.

     This discussion of the information and factors considered by our board of directors is not intended to be exhaustive, but includes the material factors considered. In view of the variety of material factors considered in connection with the evaluation of the strategic agreement and share issuance, our board of directors did not find it practicable to quantify or otherwise assign relative weights or rank to the factors it considered in approving strategic agreement. In considering the factors described above, individual members of the board may have given different weight to various factors. Instead, our board of directors considered all these factors as a whole and overall considered them to be favorable and to support its recommendation.

COMPLETION AND EFFECTIVENESS OF THE STRATEGIC AGREEMENT

     The transactions contemplated by the strategic agreement will be completed when all of the conditions to completion of the strategic agreement are satisfied or waived, including the approval of the share issuance proposal by our stockholders. For a summary of the conditions of each of the parties to close the strategic agreement, see "The Strategic Agreement and Share Issuance -Conditions Precedent to Closing." We are working toward completing the transactions contemplated by the strategic agreement as quickly as possible, and expect to do so shortly after the special meeting of our stockholders, provided that we have obtained the necessary regulatory approvals. We expect that the strategic agreement will be closed during the Fall of 2000.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE STRATEGIC
AGREEMENT

     For United States federal income tax purposes, no income, gain or loss will be recognized by CheckFree or our stockholders as a result of the strategic agreement or the asset purchase. We urge you to consult your own tax advisor to determine the effect of the strategic agreement under federal, state, local and foreign tax laws.

ACCOUNTING TREATMENT OF THE STRATEGIC AGREEMENT

     The strategic agreement will be recorded as an asset purchase for accounting purposes.

REGULATORY MATTERS

     We have summarized below the material regulatory requirements affecting the strategic agreement. All material regulatory approvals required to permit consummation of the strategic agreement have already been obtained from the applicable regulation authorities or the necessary waiting periods have expired. The strategic agreement and related issuance of shares are subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which prevents specified transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and specified waiting periods are terminated or expire. On July 31, 2000, we filed the required information and materials with the Department of Justice and the Federal Trade Commission. On
[               ], 2000, the waiting period under the Hart-Scott-Rodino Act terminated.

     The Antitrust Division of the Department of Justice or the Federal Trade Commission may, however, challenge the strategic agreement on antitrust grounds after termination of the waiting period. Accordingly, at any time before or after the closing of the strategic agreement, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, or other persons, including states, could take action under the antitrust laws, including seeking to enjoin the transactions contemplated by the strategic agreement. Additionally, at any time before or after the closing of the strategic agreement, notwithstanding the fact that the applicable waiting period was terminated, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest.

     Additionally, the parties will seek any and all other regulatory approvals that may be required or imposed prior to the closing of the strategic agreement.

NASDAQ NATIONAL MARKET LISTING OF CHECKFREE COMMON STOCK TO BE ISSUED PURSUANT TO THE STRATEGIC AGREEMENT

     We will use our reasonable best efforts to cause the shares of our common stock that are to be issued pursuant to the strategic agreement to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, before the closing of the strategic agreement.

APPRAISAL RIGHTS

     Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the share issuance proposal or any other transactions contemplated by the strategic agreement.

RESTRICTIONS ON SALES OF SHARES BY BANK OF AMERICA

     Bank of America will be limited in its ability to sell, transfer or assign our common stock and warrants to purchase our common stock that it will receive at closing. Under a Stock Restriction Agreement, dated as of April 26, 2000, between us and Bank of America, Bank of America may not sell, assign or otherwise transfer shares of our common stock except:

     - in accordance with Rule 144 under the Securities Act of 1933, after holding the shares of common stock for two years from the date of the Stock Restriction Agreement, or, for shares acquired upon the exercise of warrants, after one year from the date that the warrants were exercised;

     - to a qualified institutional buyer, as defined in the Stock Restriction Agreement;

     - pursuant to an effective registration statement under the Securities Act of 1933, covering the resale of the shares, which we have registered on Bank of America's behalf under a Registration Rights Agreement between the parties; or

     - with our prior written consent.

We will also have a right of first refusal on any shares that Bank of America proposes to sell or transfer, except for shares registered pursuant to the Registration Rights Agreement. In addition, as long as the Stock Restriction Agreement is in effect, Bank of America may not:

     - purchase shares of our common stock without the prior written consent of our board of directors or other authorized representative;

     - solicit proxies in opposition to any recommendation of our management;

     - grant a proxy to anyone other than our designated nominee; or

     - initiate or participate in any group that proposes, without the support of our board of directors, any change in control of CheckFree.

CONDITIONS PRECEDENT TO CLOSING

     Our and Bank of America's respective obligations to effect the closing of the strategic agreement are subject to the satisfaction or waiver of each of the following conditions:

     - approval of the share issuance proposal by our stockholders;

     - no judgment, order, decree or injunction must be in effect that would prohibit or restrain the completion of the transactions contemplated by the strategic agreement; and

     - all necessary regulatory approvals must have been obtained, and the applicable waiting period under the Hart-Scott-Rodino Act must have expired or terminated.

     Our obligations to effect the closing of the strategic agreement are subject to the satisfaction of each of the following conditions:

     - the representations and warranties made by Bank of America in the strategic agreement must be true and correct in all material respects as of the closing of the strategic agreement, provided that if a representation or warranty has a specific date, it need only be true as of that date; and

     - we must have received from Bank of America all certificates, records and documents required by the strategic agreement to be delivered.

     Bank of America's obligations to effect the closing of the strategic agreement are subject to the satisfaction of each of the following conditions:

     - the representations and warranties that we made in the strategic agreement must be true and correct in all material respects as of the closing of the strategic agreement, provided that if a representation or warranty has a specific date, it need only be true as of that date;

     - Bank of America must have received from us the certificates and documents required by the strategic agreement to be delivered; and

     - the transactions contemplated by the strategic agreement must not have triggered the issuance or exercise of any rights of our stockholders under our Stockholders' Rights Plan.

REPRESENTATIONS AND WARRANTIES

     We have made representations in the strategic agreement regarding, among other things:

     - our organization and good standing;

     - our authority to enter into the strategic agreement and to complete the transactions contemplated by the strategic agreement;

     - the validity of our common stock;

     - the compliance with the Securities Act of 1933 and the Securities Exchange Act of 1934 of documents publicly filed by us and the accuracy of the information contained in those documents;

     - the absence of material changes or events concerning us since the date of our most recent filing with the Commission;

     - the absence of legal proceedings relating to us that could adversely affect us, our business or our prospects;

     - the accuracy of the information that we have provided for use in this proxy statement; and

     - the inapplicability of state anti-takeover laws and our Stockholder Rights Plan to the transactions contemplated by the strategic agreement.

     Bank of America has made representations and warranties in the strategic agreement regarding, among other things:

     - their organization and good standing;

     - their authority to enter into the strategic agreement and to complete the transactions contemplated by the strategic agreement;

     - the absence of legal proceedings relating to Bank of America that could adversely affect the company, its business or its prospects;

     - the accuracy of information supplied by Bank of America for submission on forms and reports, including but not limited to this proxy statement, required to be filed by CheckFree with the Commission; and

     - the acquisition of shares of our common stock and warrants to be acquired under the strategic agreement for investment purposes.

EXPENSES

     The parties agreed to pay their own costs and expenses, including legal and accounting fees, in connection with the transactions contemplated by the strategic agreement.

TERMINATION, AMENDMENT AND WAIVER

     Termination. We and Bank of America may terminate the strategic agreement at any time by mutual written consent. In addition, either party may terminate the strategic agreement if:

     - our stockholders fail to approve the share issuance proposal by October 1, 2000, or if the transaction is pending approval by a government agency, our stockholders fail to approve the proposal by the earlier of December 31, 2000, or 40 days following the receipt of such government approval; or

     - the Services Agreement, which governs the ongoing business relationship between the parties and under which we will provide electronic billing and payment services to Bank of America's customers, is terminated.

     Amendment and Waiver. We and Bank of America may modify or amend the strategic agreement only by a subsequent writing signed by authorized representatives of each party. The strategic agreement may not be amended by an oral statement made by a representative of any of the parties, or by any pattern, practice or course of dealing of the parties. In addition, either party may waive any term, condition, warranty, representation, or obligation contained in the strategic agreement, provided that the waiver is in writing and is signed by an authorized officer of the party against whom the waiver is to be charged.

                       DESCRIPTION OF RELATED AGREEMENTS

     In addition to strategic agreement, we, either directly or through CheckFree Services Corporation, have entered into the following related agreements with Bank of America or Banc of America E-Commerce.

PURCHASE AND ASSUMPTION AGREEMENT

     We and CheckFree Services Corporation have entered into a Purchase and Assumption Agreement with Bank of America and its wholly owned subsidiary Bank of America Technology and Operations, Inc., dated as of August 8, 2000, under which CheckFree Services Corporation will purchase certain of Bank of America's electronic billing and payment assets, property and rights. These assets, property and rights comprise Bank of America's bill payment and presentment platform, and include software, equipment, machinery, supplier lists, and proprietary rights. We will also assume certain liabilities and commitments of Bank of America relating to the electronic billing and payment assets.

     Under the purchase agreement, Bank of America will retain a perpetual, royalty free, non-transferable, non-exclusive license to use the software that CheckFree Services Corporation is acquiring in the asset purchase. In addition, Bank of America will retain a similar license to use the software, processes and ideas covered by a pending patent application with the U.S. Patent and Trademark Office, which application is also being acquired in the asset purchase.

     The closing of the asset purchase is subject to satisfaction or waiver of conditions similar to those provided in the strategic agreement, including the approval of our stockholders of the share issuance proposal and the receipt of all necessary regulatory approvals. In addition, each party's obligations to complete the closing of the asset purchase are subject to the other party's compliance with its covenants and obligations under the purchase agreement. One such covenant requires that, from the date of the purchase agreement until the effective time of the asset purchase, Bank of America not:

     - sell, license, contract or otherwise encumber any of the purchased assets other than in the ordinary course of business in a manner that does not materially devalue the purchased assets; or

     - amend, modify or terminate any contract or agreement to which it is a party relating to the purchased assets without the prior written consent of CheckFree Services Corporation.

In addition, Bank of America agreed that from the date of the purchase agreement until the time such agreement closes, it and its officers and employees would use their best efforts to preserve the purchased assets in good order.

     We have included a copy of the Purchase and Assumption Agreement as Appendix B to this proxy statement.

EBP TRANSITION AGREEMENT

     CheckFree Services Corporation, Bank of America and Bank of America Technology and Operations have entered into a EBP Transition Agreement, dated as of August 8, 2000, which governs Bank of America's gradual migration from its current legacy operating system to the Genesis system. The transition agreement addresses the terms and schedule of the migration, as well as each party's obligations during the transition period. The agreement requires that Bank of America continue to perform certain functions in support of the legacy platforms and that we pay fees to Bank of America to reimburse it for certain of the costs of providing these functions during the transition period.

     The agreement will be effective from the closing date of the Purchase and Assumption Agreement until the earlier of such time as:

     - the parties terminate the strategic agreement;

     - 18 months following the closing date of the Purchase and Assumption Agreement; or

     - until the completion of all of the triggering events set forth in the schedules to the EBP Transition Agreement.

If, however, all of the triggering events referenced above are not completed within 18 months of the closing date, the term of the agreement may be extended at Bank of America's sole discretion.

SERVICES AGREEMENT

     We and Bank of America have entered into a Services Agreement, effective as of the closing date of the strategic agreement, which details the electronic billing and payment related services that we will supply to Bank of America, as well as the level of service and the fees we will receive. The agreement has a basic term of ten years, although it may be extended, and on 12 months prior notice and payment of half of the remaining minimum fees and forfeiture of all warrants, it may be terminated by Bank of America any time after two years. The Services Agreement provides for minimum fees to us of $50 million per year.

     In connection with our provision of services under the Services Agreement, we will create an instance of our Genesis operating system for Bank of America. Bank of America and its customers will then be migrated from the various systems currently used for its electronic billing and payment services to the new operating system over time, currently estimated to be less than 18 months. During this migration period, the terms of the EBP Transition Agreement provide that Bank of America will continue to operate certain of the legacy systems until they are transitioned to us. We will pay Bank of America to reimburse it for the costs of providing these operating services.

WARRANT AGREEMENT

     We and CheckFree Services Corporation have entered into a Warrant Agreement, dated as of April 26, 2000, with Bank of America, concerning the issuance and terms of the warrants that we will issue to Bank of America at the effective time. Each warrant represents the right to purchase one share of our common stock at a price of $32.50 per share, subject to adjustment in the event of a dividend, stock split, combination, reclassification, or other issuance.

     At the closing none of the warrants issued will be vested. The warrants will vest and become exercisable in stages based on:

     - the number of Bank of America customers using our electronic billing and payment services; and

     - the number of eBills that Bank of America delivers per month.

     Bank of America may only transfer the warrants to an affiliate in compliance with applicable securities laws, and provided that the transferee:

     - first agrees to sell or transfer the warrants only under the terms of the warrant agreement; and

     - enters into an agreement with us equivalent to the Stock Restriction Agreement.

     Once vested, Bank of America may exercise the warrants by providing us with the warrant certificate, the warrant subscription, and payment for the number of shares for which such warrant is being exercised. We will then issue and deliver to Bank of America a certificate representing the shares, which may bear the restrictive legends required by federal and applicable state securities laws.

     The warrants are also subject to the restrictions on transferability set forth in the Stock Restriction Agreement between us and Bank of America. See "The Strategic Agreement and Share Issuance -- Restrictions on Sales of Shares by Bank of America."

REGISTRATION RIGHTS AGREEMENT

     In connection with the share issuance, we have agreed to grant Bank of America certain registration rights with respect to the 10 million shares of common stock and warrants to purchase up to an additional 10 million shares of common stock that Bank of America will receive at closing. Under a Registration Rights Agreement, dated as of April 26, 2000, between the parties:

     - Bank of America will have the right to have its shares and warrants included in any registration statement that we file under the Securities Act of 1933 (other than a Form S-4 or a Form S-8 registration statement) for an offering of our equity securities for our own account or for the account of any of our equity security holders; and

     - Bank of America may request that we file a registration statement on Form S-3 for the sale of the shares and warrants in an offering reasonably anticipated to exceed $2 million, provided that we will not be required to make such a registration if we have already effected two registrations in any twelve month period.

     The number of shares or warrants that Bank of America may include in any registration statement may be reduced in the event that the managing underwriter of such offering determines that:

     - the size of the offering that the parties intend to make, or

     - the combination of securities that the parties intend to include,

are such that the success of the offering would be materially and adversely affected. In addition, Bank of America's registration rights will be subordinate to the registration rights we have previously granted to Intuit Inc.

            PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock, $.01 par value, as of June 30, 2000, by each person known by us to own beneficially more than five percent our outstanding common stock, by each of our directors, by each of our named executive officers, and by all directors and executive officers as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned.

                                                              SHARES BENEFICIALLY
                                                                  OWNED (1)(2)
                                                              --------------------
STOCKHOLDER                                                    NUMBER      PERCENT
-----------                                                   ---------    -------
Peter J. Kight(3)...........................................  6,602,617     11.2%
4411 East Jones Bridge Road
Norcross, Georgia 30092

Intuit, Inc.................................................  3,675,000      6.3%
2535 Garcia Avenue
Mountain View, California 94039

Brown Investment Advisory & Trust Company(4)................  6,190,827     10.6%
Brown Advisory Incorporated
19 South Street
Baltimore Maryland 21202

FMR Corp.(5)................................................  3,721,986      6.4%
82 Devonshire Street
Boston, Massachusetts 02109

Mark A. Johnson(6)..........................................  1,457,380      2.5%
Peter F. Sinisgalli.........................................     67,244        *
Francis X. Polashock........................................      6,084        *
William P. Boardman.........................................     19,216        *
George R. Manser(7).........................................     35,000        *
Eugene F. Quinn.............................................     28,000        *
Jeffrey M. Wilkins..........................................      8,000        *
All directors and executive officers as a group (24           8,452,777     14.2%
total)(3)(6)(7).............................................

---------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2) Includes shares purchasable within 60 days after June 30, 2000, pursuant to the exercise of options covering:

    - 726,940 shares for Mr. Kight;

    - 56,646 shares for Mr. Johnson;

    - 33,458 shares for Mr. Sinisgalli;

    - 5,000 shares for Mr. Polashock;

    - 19,000 shares for Mr. Boardman;

    - 34,000 shares for Mr. Manser;

    - 24,000 shares for Mr. Quinn;

    - 8,000 shares for Mr. Wilkins; and

    - 1,078,333 shares for all directors and executive officers as a group

(3) Includes 8,600 shares held by the Peter J. Kight and Teresa J. Kight 1995 Children's Trust, 764,471 shares held by The PJK GRAT 97-1, The PJK GRAT 97-2, The PJK GRAT 98-1, The PJK GRAT 98-2, The PJK GRAT 98-3 and The PJK GRAT 98-4, and 600,000 shares held by the Peter J. Kight Irrevocable Trust. Mr. Kight disclaims ownership of these shares in which he has no pecuniary interest. Does not include 54,850 shares held by a charitable foundation of which Mr. Kight is the trustee and disclaims any beneficial ownership.

(4) Based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 14, 2000.

(5) Based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000.

(6) Includes 8,786 shares held by the Mark A. Johnson 1997 Irrevocable Children's Trust. Mr. Johnson disclaims ownership of these shares in which he has no pecuniary interest.

(7) Includes 1,000 shares held by Mr. Manser's spouse which Mr. Manser disclaims any beneficial ownership. Mr. Manser retired as a director of CheckFree effective on August 3, 2000.

                             STOCKHOLDER PROPOSALS

     If any of our stockholders wish to submit a proposal to be included in the proxy statement for our 2000 annual meeting of stockholders, the proposal must be received by our corporate Secretary at our principal executive offices, 4411 East Jones Bridge Road, Norcross, Georgia 30092, prior to the close of business on August 25, 2000. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation to our 2000 annual meeting of stockholders will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after August 25, 2000.

                                 OTHER MATTERS

     As of the date of this proxy statement, our management knows of no other business that will come before the special meeting. Should any other matter requiring a vote of the stockholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to these matter in accordance with their best judgment

                                          By Order of the Board of Directors,

                                          Curtis A. Loveland
                                          Secretary

                                                                      APPENDIX A

                              AMENDED AND RESTATED

                      STRATEGIC ALLIANCE MASTER AGREEMENT

     This Amended and Restated Strategic Alliance Master Agreement ("Agreement" or "Master Agreement") is made by, between and among CHECKFREE HOLDINGS CORPORATION ("CKFR") and its wholly-owned subsidiary CHECKFREE SERVICES CORPORATION ("CSC") both Delaware corporations with their principal office at 4411 East Jones Bridge Road, Norcross, Georgia 30092, and BANK OF AMERICA, N.A. ("Bank"), a national banking association, with its principal office at 101 South Tryon Street, Charlotte, North Carolina 28255. CKFR and CSC are occasionally referred to herein as "CheckFree." Each are occasionally referred to as a "Party" and collectively the "Parties." This Master Agreement amends and restates the Strategic Alliance Master Agreement among the Parties dated April 26, 2000, and is and shall be effective as of such date.

                                   BACKGROUND

     CheckFree is one of the preeminent providers of electronic billing and payment ("EBP") services in the United States. While Bank also provides billing and payment services to its customers, the Parties believe that through the relationship provided for in this Master Agreement and the other agreements and schedules referred to herein (collectively, the "Alliance Agreements"), the Parties can (i) accelerate user adoption of EBP; (ii) generate substantial economies of scale in the provision of such services; and (iii) take advantage of the relative strengths of the Parties.

     The relationship provided for in the Alliance Agreements encompasses (i) outsourcing the EBP activities currently conducted by Bank to CheckFree, including related commitments from Bank; (ii) the acquisition by CheckFree of the assets, and the assumption of certain liabilities, associated with the EBP activities conducted by Bank of America; (iii) a transition plan to govern the interim period preceding CheckFree's creation for Bank of a separate and segregated instance of its Genesis operating system, and the migration of Bank and its customers from the various systems currently used for its EBP functions to this targeted operating system; (iv) and the grant to Bank of shares of the $0.01 par value common stock of CKFR (the "CKFR Common Stock") and warrants to acquire additional shares of CKFR Common Stock, and other consideration furnished by CheckFree; (v) the commitment by Bank to market EBP services to its customers, and; (vi) various other matters as provided in the Alliance Agreements.

     Consummation of all of the transactions required by this Master Agreement and the other Alliance Agreements will require the clearance of the Federal Trade Commission under the Hart-Scott-Rodino Anti-Trust Improvements Act (the "HSR Act") and the approval of the shareholders of CheckFree. Accordingly, while certain of the Alliance Agreements and schedules will be executed contemporaneously herewith, with respect to certain other matters, certain schedules are to be prepared and added later, and with respect to certain agreements there are agreed-upon principles to be incorporated into agreements that will be prepared and executed at a later date. The Parties agree, however, to work in good faith to complete all such matters, with the objective of having unfinished items completed by the date of the filing of the Proxy Statement for the CheckFree Shareholders' Meeting.

     NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants herein, Bank and CheckFree hereby agree as follows:

                                   ARTICLE 1

                 THE SERVICES AGREEMENT AND RELATED AGREEMENTS

     1.1. Services Agreement. The Parties shall, contemporaneously with the execution of this Agreement, and with an effective date as of the Closing (as such term is defined in Section 8.1), enter into the Services

Agreement in the form attached hereto as Exhibit A, which shall govern the ongoing business relationship under which CheckFree shall provide EBP services to Bank.

     1.2. Warrant Agreement. CKFR and Bank shall, contemporaneously with the execution of this Agreement, and with an effective date as of the Closing, enter into the Warrant Agreement, in the form attached hereto as Exhibit B, establishing the conditions under which Bank will acquire vested rights in warrants to purchase shares of CKFR Common Stock (any such warrants obtained by Bank are referred to as the "Warrants" and any shares obtained upon exercise of the Warrants are referred to as the "Warrant Shares"), and setting forth the terms and conditions applying to the Warrants..

     1.3 Creation and Use of Special Marketing Fund.

     (a) Year One. At the Closing, Bank shall establish a special marketing fund for the use and benefit of Bank for the express purpose of enhancing the adoption and usage of EBP services by retail customers of Bank (the "Marketing Fund"). Although the Parties will consult with respect to the usage of the Marketing Fund, the timing, usage and allocation of the funds in the Marketing Fund shall be under the control and direction of Bank provided Bank acts consistently with the terms hereof. Bank shall expend not less than $25 million of the Marketing Fund over a twelve-month period commencing with the launch of EBP services on the Genesis platform for Bank as contemplated by the Services Agreement (the "Marketing Date").

     (b) Year Two. On or before the first anniversary of the Marketing Date, Bank shall contribute $20 million to the Marketing Fund for the express purpose of enhancing the adoption and usage of EBP services by retail customers of Bank provided Bank acts consistently with the terms hereof. The Parties shall continue to consult regarding the usage of the funds, but timing, usage and allocation shall remain under the control and direction of the Bank. The funds contributed by Bank shall be expended over the twelve-month period commencing on the first anniversary of the Marketing Date.

                                   ARTICLE 2

      CONSIDERATION, THE GRANT OF CKFR COMMON STOCK AND RELATED AGREEMENTS

     2.1. Stock Grant. CKFR shall, at the Closing, issue to Bank, or to a wholly-owned subsidiary of the Bank if so directed by the Bank, for no additional consideration, ten million shares of CKFR Common Stock.

     2.2 Stock Restriction Agreement. CKFR and Bank shall, contemporaneously with the execution of this Master Agreement, and with an effective date as of the Closing, enter into and execute a Stock Restriction Agreement in the form attached hereto as Exhibit C. The Stock Restriction Agreement imposes certain restrictions on Bank's ability to sell, transfer or assign the shares of CKFR Common Stock received pursuant to Section 2.1 above. The Stock Restriction Agreement also imposes restrictions on Bank of America's ability to sell, transfer or assign the Warrant Shares.

     2.3 Registration Rights Agreement. CKFR and Bank shall, contemporaneously with the execution of this Master Agreement, and with an effective date as of the Closing, enter into and execute a Registration Rights Agreement in the form attached hereto as Exhibit D, providing the terms and conditions under which the Shares of CKFR Common stock acquired by Bank pursuant to Section 2.1 and the Warrant Shares may be registered under the securities laws of the United States.

     2.4 Voting Agreement. CKFR and Bank shall, contemporaneously with the execution of this Master Agreement, enter into and execute a Voting Agreement substantially in the form attached hereto as Exhibit E (which Voting Agreement also contemplates the execution by Microsoft Corporation and First Data Corporation), which imposes certain restrictions on the transfer of the shares of CKFR Common Stock acquired and to be acquired by Bank pursuant to this Master Agreement and the Alliance Agreements, and requires that such shares be voted in accordance with specific provisions of the Voting Agreement. CKFR shall use commercially efforts to obtain the appropriate execution of the voting agreement by Microsoft Corporation and First Data Corporation, and to obtain from Microsoft Corporation and First Data Corporation an Approval of Conduct Agreement substantially in the form of Exhibit F hereto.

     2.5 Cash Payment. CKFR shall, at closing, pay to Bank the sum of $35 million. Such funds shall be wired or otherwise transferred to an account at Bank as Bank shall direct.

                                   ARTICLE 3

               AGREEMENTS REGARDING TRANSITION OF EBP OPERATIONS

     3.1 EBP Preliminary Services Agreement. CSC and Bank of America shall, contemporaneously with the execution of this Agreement, execute a EBP Preliminary Services Agreement substantially in the form attached hereto as Exhibit G, setting forth the preliminary activities of CSC in working with Bank during the period commencing on the Closing provided in Section 8.1 and ending at the Closing Time of the Purchase and Assumption Agreement described in
Section 3.3 ("P&A Agreement").

     3.2 EBP Transition Agreement. The Parties contemplate that they will, contemporaneously with the execution of the P&A Agreement, execute an EBP Transition Agreement following the principles recited in Exhibit H, setting forth the agreed upon plan whereby CSC and Bank will work together to migrate certain Bank EBP customers from the systems currently used and operated by Bank ("Legacy Systems") to the target CSC Genesis system, and to provide for operation of the Legacy Systems during the transition.

     3.3 Purchase and Assumption Agreement. The parties agree to negotiate in good faith and with diligence to, as soon as practical following the execution of this Agreement, execute a Purchase and Assumption Agreement following the principles recited (and, where appropriate, incorporating the provisions set forth) in Exhibit I providing for the acquisition and assumption by CSC of certain assets, liabilities and relationships of Bank relating to the Legacy Systems. The Parties acknowledge that there will be substantial due diligence conducted during the period from the date hereof through the date of execution and of the closing of the P&A Agreement and the transactions contemplated thereby, and the Parties agree to conduct such due diligence in a manner designed not to interrupt the business operations of the other. All such due diligence shall be governed by the obligation of confidentiality set forth in this Master Agreement. It is the intent of the Parties to finalize and execute a definitive P&A Agreement on or before the date the Proxy is mailed to the shareholders of CKFR as contemplated in Section 4.1 hereof, or as soon thereafter as reasonably practicable.

                                   ARTICLE 4

       SHAREHOLDERS MEETING, REGULATORY REQUIREMENTS AND RELATED MATTERS

     4.1 Shareholders Meeting. As soon as reasonably practicable, CKFR shall call a shareholders' meeting (the "Shareholders' Meeting"), to be held as soon as reasonably practicable following receipt of all necessary clearances by the SEC with respect to the proxy statement, for the purpose of voting upon approval of the issuance of the shares of CKFR Common Stock and Warrants to Bank and such other related matters as CKFR shall deem appropriate. In connection with the Shareholders' Meeting, (i) CKFR shall prepare and file a preliminary proxy statement (the "Proxy Statement") with the SEC and mail the final Proxy Statement to its shareholders, (ii) Bank of America shall furnish to CKFR all information concerning it that CKFR may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of CKFR shall recommend (subject to compliance with its fiduciary duties, following consultation with its legal advisers) to its shareholders the approval of this Master Agreement and other matters in connection therewith, and (iv) the Board of Directors and officers of CKFR shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties, following consultation with CKFR's legal advisers).

     4.2 The Proxy Statement. To the best knowledge of CheckFree, neither the Proxy Statement nor any other materials (or amendments thereof or supplements thereto) to be furnished by CKFR to its shareholders in connection with the transactions contemplated by this Agreement will, at the times such documents are distributed to CKFR shareholders through the Effective Date, contain, with respect to CKFR or any of its subsidiaries, any untrue statement of a material fact or omit to state any information required to be stated therein or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made with respect to CKFR and its shareholders, not misleading.

     4.3 HSR Filing. To the extent required by applicable laws, rules or regulations, as soon as practicable following the date hereof, Bank and CheckFree shall make all pre-merger notification filings as may be required by the HSR Act and implementing regulations; shall each provide the requisite information in connection therewith, and shall copy each other on all filings made thereunder, and all relevant correspondence to and from the respective agencies with jurisdiction and authority under such Act. Further, Bank shall undertake and make all filings or applications that may be required in order to consummate the transactions contemplated by this Master Agreement. In the event for any reason Bank is not able to acquire or hold the shares of CKFR Common Stock or acquire or exercise the Warrants due to the lack of the requisite clearances under the HSR Act and implementing regulations, or the restrictions imposed on Bank or its holding company by the Office of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System, the Parties shall take such steps as may be reasonably requested by Bank to allow it to realize the economic value associated with the Warrants and the shares of CKFR Common Stock, including, without limitation, facilitating a transfer of all or a portion of the Warrants and shares of CKFR Common Stock to a Person able to acquire the same, but all such transfers shall be nonetheless subject to the provisions of the Stock Restriction Agreement; provided, however, that inasmuch as the Parties recognize that ownership of the Shares, Warrants and Warrant Shares by Bank is expected by CheckFree to provide an incentive to Bank to foster and accelerate user and biller adoption of EBP, any steps requested by Bank for the transfer of Shares, Warrants or Warrant Shares pursuant to this
Section 4.3 which are reasonably likely to diminish the financial incentive to Bank shall be deemed unreasonable and therefore not required to be granted.

     4.4 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Master Agreement and the other Alliance Agreements, each Party agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws to obtain all necessary consents and approvals reasonably required in order to, and to consummate and make effective as soon as reasonably practicable after the date of this Master Agreement, the transactions contemplated by this Master Agreement and the other agreements contemplated hereby, including using commercially reasonable efforts to lift or rescind any order adversely affecting its ability to consummate the transactions contemplated herein and therein. Bank shall maintain its EBP operations in the ordinary course of business, consistent with past practices and shall use commercially reasonable efforts to maintain key employees associated therewith.

                                   ARTICLE 5

              CERTAIN REPRESENTATIONS AND WARRANTIES OF CHECKFREE

     CheckFree hereby represents and warrants to Bank as follows:

     5.1 Organization, Standing, and Power. CKFR is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the power and authority to carry on its business as now conducted and to own, lease and operate its assets.

     5.2 Authority of CheckFree; No Breach By Agreement.

     (a) Subject to receipt of the approval of the shareholders of CKFR, CheckFree has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Master Agreement and the Alliance Agreements and to consummate the transactions contemplated hereby and thereby, and such Agreements are, or shall be when executed and delivered, legal, valid, and binding obligations of CheckFree, enforceable against CheckFree in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Master Agreement by CheckFree, nor the consummation by CheckFree of the transactions contemplated hereby or by the other Alliance Agreements, nor compliance by CheckFree with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of CheckFree's Certificate of Incorporation or Bylaws or any resolution adopted by the board of directors or the stockholders of CheckFree, or (ii) result in a breach of any material contract to which CheckFree is a party or, (iii) otherwise have a material adverse effect on CheckFree, its business, operations or future prospects.

     (c) Other than in connection or compliance with the provisions of the securities laws, and other than compliance with the HSR Act, no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by CheckFree of the transactions contemplated in this Master Agreement or any of the Alliance Agreements.

5.3 Capital Stock.

     (a) The authorized capital stock of CKFR consists of (i) 150,000,000 shares of CKFR Common Stock, of which 52,486,670 shares were issued and outstanding as of February 7, 2000 as reported in CKFR's Form 10-Q as filed with the SEC for the quarterly period ending December 31, 1999, and (ii) 15,000,000 shares of preferred stock, par value $0.01 per share, none of which are issued and outstanding. All of the issued and outstanding shares of capital stock of CKFR are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of CKFR has been issued in violation of any preemptive rights of the current or past stockholders of CKFR. CKFR has agreed to issue 17,000,000 shares of CKFR Common stock in connection with an announced transaction with First Data Corporation and Microsoft Corporation, and has agreed to issue additional shares of CKFR Common stock in connection with an announced transaction with Bluegill Technologies, Inc., the number of which is dependent on a procedure set forth in the Agreement and Plan of Merger dated as of December 20, 1999.

     (b) Except as set forth above or as previously disclosed in CKFR's SEC Reports (as defined below) or otherwise set forth on Schedule 5.3, there are no shares of capital stock or other equity securities of CheckFree outstanding and no outstanding warrants, options or other similar rights relating to the capital stock of CKFR.

     (c) The shares of CKFR Common Stock to be issued pursuant to Section 2.1 hereof, and the Warrant Shares, if, when, and as issued, shall be fully paid and non-assessable.

     5.4 SEC Filings; Financial Statements. CKFR has timely filed all with the SEC reports and other materials required to be filed by CKFR since September 28, 1995 (the "CheckFree SEC Reports"). The CheckFree SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the securities laws and other applicable laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Master Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such CheckFree SEC Reports or necessary in order to make the statements in such CheckFree SEC Reports, in light of the circumstances under which they were made, not misleading. No CheckFree Subsidiary is required to file any reports or make filings with the SEC. The financial statements contained in the CheckFree SEC Reports also comply in all material respects with the applicable published rules and regulations of the SEC, and were prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of CKFR and its subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated.

     5.5 Absence of Certain Changes or Events. Since the filing of the most recent of the CKFR SEC Reports, except as disclosed on Schedule 5.5, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a material adverse effect on CheckFree, its business or its prospects.

     5.6 Legal Proceedings. Except as disclosed on Schedule 5.6, there is no litigation instituted or pending, or, to the knowledge of CheckFree, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against CheckFree, or against any director, employee or employee benefit plan of CheckFree, or against any Asset, interest, or right of CheckFree, seeking damages in excess of $10 million, nor are there any orders of any regulatory authorities, other governmental authorities, or arbitrators outstanding against CheckFree, that are reasonably likely to have, individually or in the aggregate, a material adverse effect on CheckFree, its business or its prospects.

     5.7 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by CheckFree thereof to Bank pursuant to this Master Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by CheckFree for inclusion in any documents to be filed with the SEC or any other regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that CheckFree thereof is responsible for filing with any regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law.

     5.8 State Takeover Laws. The transactions contemplated by this Master Agreement and the other Alliance Agreements do not require compliance with any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover laws, including Section 203 of the Delaware General Corporation Law.

     5.9 Charter Provisions. CKFR has taken all action so that the entering into of this Agreement and the consummation of the transactions contemplated by this Master Agreement and the Alliance Agreements do not and will not result in the grant of any rights to any person under the Certificate of Incorporation, Bylaws or other governing instruments of CKFR or any of its subsidiaries, or restrict or impair the ability of Bank to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of CKFR Common Stock that may be directly or indirectly acquired or controlled by them.

     5.10 Rights Agreement. Except as Previously Disclosed, the entering into of this Master Agreement and consummation of the transactions contemplated hereby and by the Alliance Agreements do not and will not result in any person becoming able to exercise any "Rights" as defined in and under the CheckFree Rights Agreement or enabling or requiring the Rights to be separated from the shares of CKFR Common Stock to which they are attached or to be triggered or to become exercisable.

                                   ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF BANK

     Bank hereby represents and warrants to CheckFree as follows:

     6.1 Organization, Standing, and Power. Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States, with the power and authority to carry on its business as now conducted and to own, lease and operate its material assets.

     6.2 Authority; No Breach By Agreement.

     (a) Bank has the corporate power and authority necessary to execute, deliver and perform its obligations under this Master Agreement and the Alliance Agreements and to consummate the transactions contemplated hereby and thereby, and such Agreements are, or shall be when executed and delivered, legal, valid, and binding obligations of Bank, enforceable against Bank in accordance with their terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Master Agreement and the related Alliance Agreements by Bank, nor the consummation by Bank of the transactions contemplated hereby and thereby, nor compliance by Bank with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Bank's Articles of Association or Bylaws, or any resolution adopted by the board of directors or the stockholders of Bank or (ii) result in a breach of any material contract to which Bank is a party or, (iii) otherwise have a material adverse effect on Bank, its business, operations or future prospects.

     (c) Other than in connection or compliance with the provisions of the securities laws, and other than compliance with the HSR Act, no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by Bank of the transactions contemplated in this Master Agreement or any of the Alliance Agreements.

     6.3 Legal Proceedings. Except as set forth on Schedule 6.3, there is no litigation instituted or pending, or, to the knowledge of Bank of America, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Bank, or against any director, employee or employee benefit plan of Bank, or against any asset, interest, or right of Bank, nor are there any orders of any regulatory authorities, other governmental authorities, or arbitrators outstanding against Bank, that are reasonably likely to have, individually or in the aggregate, a material adverse effect on Bank, its business or its prospects.

     6.4 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by Bank to CheckFree pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by Bank for inclusion in any documents to be filed with the SEC or any other regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that Bank is responsible for filing with any regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law.

     6.5 Acquisition for Investment. All shares of CKFR Common Stock acquired or to be acquired pursuant to the Master Agreement or pursuant to the other Alliance Agreements are and will be acquired for the purpose of investment.

                                   ARTICLE 7

                              CERTAIN OTHER ITEMS

     7.1 Publicity. The form, substance and timing of any press release or other public disclosure of matters related to this Master Agreement and the other Alliance Agreements shall be mutually agreed to by CheckFree and Bank of America in writing which consent shall not be unreasonably withheld, except to the extent of disclosure for which CheckFree or Bank of America is required by law to make, in which instance, the parties shall consult prior to making such public disclosure.

     7.2 Transition Matters.

     (a) The Coordinating Committee. Each of Bank of America and CheckFree will create a committee composed of senior officers to effect the various items set forth in this Agreement as well as other items that may arise from time to time in the preparation and finalization of definitive documents, exhibits and schedules, the transition contemplated by the EBP Preliminary Services Agreement, the EBP Transition Agreement or the implementation of the various Alliance Agreements. This committee shall meet periodically. This committee may create or empower various subcommittees to address specific items. To the extent that there are disagreements regarding any matter that may arise with respect to the matters contemplated by the Alliance Agreements, if the committee is unable to reach a satisfactory resolution, the matter will be addressed by the Chairman of CKFR and the Chief Technology Officer of Bank or their designees.

     (b) Transition and Preparation Matters. The Parties acknowledge that during the period commencing on the date of execution of this Master Agreement, and continuing though the Closing, the Parties will be involved in intensive sharing of information and data, both in an effort to complete the documentation referred to above, but also to prepare for the actual implementation of those various agreements and obligations. Specific and detailed transition plans and schedules must be prepared. The Parties agree to devote sufficient personnel to carry out this effort, to create and staff transition teams and take other steps necessary to facilitate the smooth transition of functions and responsibilities to CheckFree as contemplated by this Master Agreement and the other Alliance Agreements.

     7.3 Allocation of Consideration. The Parties agree and acknowledge that the grant of shares of CKFR Common Stock provided in Section 2.1 must be properly valued and then allocated over a variety of assets and other rights and benefits created pursuant to this Master Agreement and the other Alliance Agreements. During the 120 day period following the date hereof, the parties shall work together to determine both the appropriate value to be assigned to the Stock, taking into consideration the various restrictions and limitations imposed on the CKFR Stock under the Stock Restriction Agreement and Registration Rights Agreement, and the allocation of the consideration among the assets, rights and benefits. Within this 120-day period, Bank shall determine the appropriate value to be assigned to the shares of CKFR Common Stock. If CheckFree disagrees with the value so assigned, the matter shall be determined by a firm of nationally-recognized certified public accountants selected and compensated by Bank. Within this 120-day period, CKFR shall determine the appropriate allocation of the consideration. If Bank disagrees with the value so assigned, the matter shall be determined by a firm of nationally-recognized certified public accountants selected and compensated by CheckFree.

     7.4 Confidentiality. The Parties acknowledge that during the course of the transactions contemplated by this Master Agreement and the other Alliance Agreements, each has received and will continue to receive sensitive commercial information regarding the other and the business and affairs of the other that has not been disclosed to the public and the disclosure of which would be detrimental to the business and affairs of the other. While there may be separate privacy and confidentiality obligations contained in the other Alliance Agreements, which in the event of conflict shall control, the Parties generally agree to respect the confidentiality of such sensitive commercial information. The Parties will attempt to identify such confidential information or the types of information to be treated in a confidential fashion. Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all such information (the "Confidential Information") furnished to it by the other concerning its businesses, operations, and financial positions and shall not use such Confidential Information for any purpose except in as contemplated by this Agreement, and shall not disclose such Confidential Information to any third party without the prior written consent of the other. In the event that a Party or any affiliate or representative of a Party, or any officer, director, employee or representative thereof is requested or required by documents subpoena, civil investigative demand, interrogatories, requests for information, or other similar process to disclose any Confidential Information which otherwise may not be disclosed except as set forth in the preceding sentence, such Party will provide the other with prompt notice of such request, demand or other similar process so that the Party may seek an appropriate protective order or, if such request, demand or other similar process is not mandatory, waive compliance with the provisions of this Section. The term "Confidential Information" as to a Party does not include information which (i) becomes generally available to the public other than as a result of disclosure by the other Party in breach hereof, (ii) was available on a non-confidential basis prior to its disclosure by the Party, including through disclosures by such persons prior to the date of this Agreement, or (iii) becomes available to other Party on a non-confidential basis from a source other than the Party, provided that such source is not bound by a confidentially agreement with the Party.

     7.5 Arbitration.

     (a) Mandatory Arbitration. Any controversy or claim arising out of or relating to this Master Agreement or the other Alliance Agreements (except to the extent other dispute resolution procedures are specifically provided therein), or the breach thereof, including claims for equitable relief, shall be settled by arbitration in Atlanta, Georgia. The arbitration shall be administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules, and shall be heard by a panel of three (3) arbitrators selected in accordance with these Rules. After a demand for arbitration is made, each party may conduct two (2) party and two (2) non-party depositions and may further request discovery through up to thirty (30) document requests, twenty (20) written interrogatories, and ten (10) requests for admission, and/or such other further discovery as permitted by the arbitration panel upon request and for good cause shown. The arbitrators may grant any remedy or relief, including equitable relief, that they deem just and equitable, except the arbitrators will have no authority to award punitive or other damages not measured by the prevailing party's actual damages unless required by statute. Each party shall be responsible for its own costs and expenses, except that the arbitrators shall have the discretion to allocate the costs and expenses of the Parties, including attorney's fees, as well as the compensation and fees of the arbitrators, as the arbitrators may determine based upon the position of the parties with respect to the matter in dispute, the outcome of the arbitration, and such similar factors as the arbitrators may determine equitable under the circumstances. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     (b) Interim Relief. If either party is in need of emergency relief prior to the constitution of the arbitration panel, that party may apply to the AAA for such emergency relief in accordance with its Optional Rules for Emergency Measures of Protection. Pursuant to those Rules, the AAA shall appoint a single emergency arbitrator to rule on emergency applications, which emergency arbitrator may enter an interim award granting the relief and stating the reasons therefor. After the panel is constituted, it may take whatever interim measures it deems necessary, in accordance with Rule R-36, including the de novoreview of any award or relief granted by the emergency arbitrator, either upon the motion of a party or its own motion, and the emergency arbitrator shall have no further power to act. The procedure outlined in this paragraph shall be the sole mechanism for seeking interim relief, and any request for interim measures addressed by a party to a judicial authority shall be deemed incompatible with the agreement to arbitrate. The Parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Master Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Master Agreement and to enforce specifically the terms and provisions hereof.

     (c) Intellectual Property Claims. Intellectual property claims shall also be subject to mandatory arbitration, except that questions concerning the existence, validity, enforceability, and ownership of intellectual property shall be decided by a special arbitrator, appointed by the AAA, who shall be skilled in the technical and legal areas of intellectual property involved. The findings of the special arbitrator shall be binding on the arbitration panel, which shall then determine any damages or other relief to be awarded in accordance thereunder. Such findings however, even if forming the basis for a judgment filed in court, may not be relied upon by any other party, nor shall the judgment act to collaterally estop the party adversely affected by the finding or judgment from contesting the same or similar claim, or from raising the same or similar defenses, in any proceeding involving any entity not a party to this Master Agreement.

     (d) Binding Effect of Arbitration Decisions. Any decision by the arbitrator or arbitrators pursuant hereto shall be final and binding as to any matters submitted to the arbitrator, and may be enforced by judicial proceeding having jurisdiction over the Party subject to such decision.

                                   ARTICLE 8

                    CLOSING; CONDITIONS PRECEDENT TO CLOSING

     8.1 Closing. Upon satisfaction of the conditions precedent set forth in Sections 8.2, 8.3 and 8.4 below, a closing shall be held (the "Closing") at a time and place agreed to by the Parties, or if no agreement can be reached, at the offices of Alston & Bird LLP on the fifth business day after satisfaction of such conditions precedent. At the Closing:

          (a) CKFR shall deliver to Bank the various certificates required by
     Section 8.3 hereof;

          (b) Bank shall deliver to CKFR the various certificates and documents required by Section 8.4 hereof; and

          (c) CKFR shall issue to Bank (or to a direct or indirect wholly owned subsidiary of Bank), the shares of CKFR Common Stock required by Section
     2.1 hereof and the Warrants;

          (d) CheckFree shall make the $35 million payment to Bank as required by Section 2.5 hereof.

          (e) To the extent the Parties have agreed upon the definitive forms of the P&A Agreement and the EBP Transition Agreement, such documents may also be executed and delivered at the Closing.

     8.2 Conditions Precedent to the Obligations of Each Party. The respective obligations of the Parties to consummate the Closing and take the actions required thereat shall be subject to the satisfaction of the following conditions, unless waived by the Parties as contemplated in Section 10.6:

          (a) Shareholder Approval. The shareholders of CKFR shall have approved the issuance of the shares of CKFR Common Stock and the issuance of the Warrants and shall have approved any other matter associated with this Master Agreement for which shareholder approval is required under the Articles or Bylaws of CKFR, the Delaware General Corporation Law or otherwise.

          (b) Regulatory Approval. All consents of, filings and registrations with, and notifications to all regulatory authorities required for consummation of the transactions contemplated by this Master Agreement and the other Alliance Agreements (including but not limited to the expiration or earlier termination of any waiting period under the HSR Act) shall have been obtained, made or occurred and shall be in full force and effect, and all waiting periods shall have expired. There shall be no condition imposed in connection with any such regulatory consent or approval that shall, in the reasonable judgment of the Board of Directors of either CKFR or Bank, would so materially and adversely impact the economic or business benefits of the transactions contemplated by this Master Agreement that, had such condition been known, such Party would not have entered into this Agreement.

          (c) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued or promulgated any order or taken any other action that restricts or make illegal consummation of the transactions contemplated by this Master Agreement.

     8.3 Conditions to the Obligations of Bank. The obligations of Bank to consummate the Closing and take the actions required thereat shall be subject to the satisfaction of the following conditions, unless waived by Bank as contemplated in Section 10.6:

          (a) Representations and Warranties. The representations and warranties of CheckFree set forth in this Master Agreement shall be true and correct, both on the date of this Master Agreement and as of the Closing Date, as though such representations and warranties had been made on the Closing Date (except that representations and warranties that are confined to a specific date shall speak only to that date.

          (b) Certificates. CKFR shall have delivered to Bank (i) a certificate, dated as of the date of the Closing, to the effect that the condition set forth in Section 8.3(a) has been satisfied, and (ii) certified copies of the resolutions adopted by the Board of Directors and shareholders of CKFR necessary to authorize the consummation of the transactions and actions contemplated by this Master Agreement.

          (c) Rights Agreement. None of the events described in CKFR's Rights Agreement triggering the issuance or exercise of rights provided therein shall have occurred or occur upon consummation of the actions to be taken at Closing.

     8.4 Conditions to the Obligations of CKFR. The obligations of CKFR to consummate the Closing and take the actions required thereat shall be subject to the satisfaction of the following conditions, unless waived by CKFR as contemplated in Section 10.6:

          (a) Representations and Warranties. The representations and warranties of Bank set forth in this Master Agreement shall be true and correct, both on the date of this Master Agreement and as of the Closing Date, as though such representations and warranties had been made on the Closing Date (except that representations and warranties that are confined to a specific date shall speak only to that date.

          (b) Certificates. Bank shall have delivered to CKFR (i) a certificate, dated as of the date of the Closing, to the effect that the condition set forth in Section 8.4(a) has been satisfied, and (ii) certified copies of any corporate resolutions or actions by the Board of Directors of Bank necessary to authorize the consummation of the transactions and actions contemplated by this Master Agreement.

                                   ARTICLE 9

                                  TERMINATION

     9.1 Termination. Notwithstanding any other provision of this Master Agreement, this Master Agreement may be terminated subject to the provisions of
Section 9.2:

          (a) By written mutual consent of Bank and CKFR; or

          (b) By either Party upon termination of the Services Agreement; or

          (c) By either Party if the shareholders of CKFR fail to approve the transactions contemplated by this Master Agreement by October 1, 2000, unless the transaction is pending approval or action by a governmental agency, in which case the Master Agreement may not be terminated until the earlier of December 31, 2000, or forty (40) days following such approval or action.

     9.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 9.1, this Agreement shall become void and have no effect, except that this Section 8.2 and Sections 7.4, 7.5 and Article 9 shall survive any such termination and abandonment. Termination of this Master Agreement, or of the Services Agreement by Bank other than for cause or other than upon expiration of the stated term thereof or upon the mutual agreement of the parties thereto shall terminate any rights of Bank under the Registration Rights Agreement.

     9.3 Termination of the Services Agreement. Termination of the Services Agreement for convenience as provided in Section 4.5 thereof prior to the initial term thereof (as defined in Section 2.1 thereof) shall terminate, nunc pro tunc, all rights of Bank under the Warrant Agreement such that Bank shall return to CKFR that number of (a) certificates representing Warrants, whether exercisable or not, plus (b) shares of CKFR Common Stock, such that the sum of
(a) and (b) represents ten million shares of CKFR Common Stock, which number shall be adjusted to take into consideration stock splits, stock dividends and other adjustments contemplated by Article 2 of the Warrant Agreement.

                                   ARTICLE 10

                                 MISCELLANEOUS

     10.1 Definitions.

     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     "AAA" shall have the meaning set forth in Section 7.5.

     "Affiliate" shall mean a business entity Controlled by, Controlling, or under common Control with, such person.

     "Alliance Agreements" shall have the meaning set forth in the Preamble.

     "CKFR Common Stock" shall have the meaning set forth in the Preamble.

     "CKFR SEC Reports" shall have the meaning set forth in Section 5.4.

     "Closing" shall have the meaning set forth in Section 8.1.

     "Control" shall mean the ownership by the controlling entity of more than 50% of the outstanding shares or other equity interests entitled to vote for all directors or other governing body of the controlled entity.

     "EBP" shall have the meaning set forth in the Preamble.

     "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder.

     "Legacy Systems" shall have the meaning set forth in Section 3.2.

     "Marketing Date" shall have the meaning set forth in Section 1.3.

     "Marketing Fund" shall have the meaning set forth in Section 1.3.

     "P&A Agreement" shall have the meaning set forth in Section 3.1.

     "Proxy Statement" shall have the meaning set forth in Section 4.1.

     "SEC" shall mean the Securities and Exchange Commission of the United
States.

     "Shareholders' Meeting" shall have the meaning set forth in Section 4.1.

     "Warrants" shall have the meaning set forth in Section 1.2.

     (b) Unless the context of this Master Agreement clearly requires otherwise, references to the plural include the singular, to the singular include the plural, and to the part include the whole. The term "including" is not limiting and the term "or" has the inclusive meaning represented by the term "and/or" The words "hereof," "herein," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "Articles", "Sections," "Subsections," "Exhibits" and "Schedules" are to Articles, Sections, Subsections, Exhibits and Schedules, respectively, of this Agreement, unless otherwise specifically provided.

     10.2 Expenses. Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

     10.3 Brokers and Finders. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees has employed any broker or finder or incurred any liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Master Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Bank or by CheckFree, each of CheckFree and Bank as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     10.4 Entire Agreement. Except as otherwise expressly provided herein, this Master Agreement (including the other Alliance Agreements and documents and instruments referred to herein and therein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Master Agreement expressed or implied, is intended to confer upon any person, other than the parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Master Agreement.

     10.5 Amendments. This Agreement may be amended only by a subsequent writing signed by duly authorized representatives of each of the Parties. Without limiting the foregoing, this Agreement may not be amended by any oral statement made by any officer, director or representative of any of the Parties, or by any pattern, practice or course of dealing of the Parties.

     10.6 Waivers. No waiver of any term, condition, warranty, representation, covenant or obligation in this Master Agreement shall be effective unless in writing signed by a duly authorized officer of the Party against whom the waiver is to be charged. The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     10.7 Assignment.

     (a) Except as expressly contemplated hereby, neither this Master Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto without the prior written consent of the other Party. Subject to the preceding sentence, this Master Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Certain of the Alliance Agreements contemplate assignments of rights, duties or obligations to the extent specifically provided therein.

     (b) The Parties acknowledge that in connection with the various provisions of this Agreement and the other Alliance Agreements, there are various subsidiaries of Bank that shall be required to perform certain obligations, carry out the duties and responsibilities and otherwise be subject to the provisions of this Master Agreement and the other Alliance Agreements. For example, certain of the assets that will be subject to the P&A Agreement are held by Banc of America Technology and Operations, Inc. The shares of CKFR Common Stock, Warrants and Warrant Shares may be issued to or acquired by Banc of America E-Commerce Holdings, Inc. or any other wholly-owned subsidiary of Bank Notwithstanding their not joining in and executing this Master Agreement, Bank will assure the appropriate subsidiary of Bank performs and carries out the duties and responsibilities imposed on Bank hereunder and under the other Alliance Agreements. Compliance with the foregoing shall not constitute an impermissible assignment hereunder.

     (c) To the extent that this Master Agreement imposes upon CKFR or CheckFree the obligation to perform services under this Agreement, the Services Agreement or the other Alliance Agreements, the Parties acknowledge that such services will be performed by CSC. Compliance with the foregoing shall not constitute an impermissible assignment hereunder.

     10.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (if receipt thereof is acknowledged by the receiving party by other than automatic means), by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     CheckFree: CheckFree Corporation
     4411 East Jones Bridge Road
     Norcross, GA 30092
     Telecopy Number: (770) 417-1149
     Attention: Peter J. Kight
     With a copy to Allen Shulman, General Counsel and Chief Financial Officer Telecopy Number: (678) 375-3633

     And with a Copy to Counsel: Porter, Wright, Morris & Arthur
     41 South High Street
     Columbus, OH 43215-6194

     Telecopy Number: (614) 227-2100
     Attention: Robert C. Tannous

     Bank: Bank of America, N.A.
     201 North Tryon Street
     Charlotte, North Carolina 28255.
     Telecopy Number: (704) 386-0577
     Attention: Mark A. Argosh, Senior Vice President
     And with a copy to Office of the General Counsel
     Telecopy Number: (704) 370-3515

     - and -

     600 Peachtree Road, NW
     Atlanta, GA 30308
     Telecopy Number: (404) 607-6226
     Attention: James D. Dixon

     10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of Laws.

     10.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     10.11 Captions; Articles and Sections. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

     10.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

     10.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. The terms of this subsection shall not be applied, however, if the result would, in the reasonable judgment of either Party, deprive it of a material financial or business benefit of the transaction, such that, had the unenforceability been known, such Party would not have entered into this Agreement.

                         [continued on following page]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on its behalf by its duly authorized officers effective as of this 26th day of April, 2000.

BANK OF AMERICA, N.A                                   CHECKFREE HOLDINGS CORPORATION

By: /s/ Jeanine R. Brown                               By: /s/ Peter F. Sinisgalli
----------------------------------------------         ----------------------------------------------
Name: Jeanine R. Brown                                 Name: Peter F. Sinisgalli
----------------------------------------------         ----------------------------------------------
Title: Executive Vice President                        Title: President and COO
----------------------------------------------         ----------------------------------------------

                                                       CHECKFREE SERVICES CORPORATION

                                                       By: /s/ Peter F. Sinisgalli
                                                       ----------------------------------------------
                                                       Name: Peter F. Sinisgalli
                                                       ----------------------------------------------
                                                       Title: President and COO
                                                       ----------------------------------------------


EXHIBITS TO THE MASTER SERVICES AGREEMENT:

A.     Services Agreement
B.     Warrant Agreement
C.     Stock Restriction Agreement
D.     Registration Rights Agreement
E.     Voting Agreement
F.     Approval of Conduct Agreement
G.     Preliminary EBP Services Agreement
H.     Principles Regarding the EBP Services Agreement
I.     Principles Regarding P&A Agreement

                                                                      APPENDIX B

                       PURCHASE AND ASSUMPTION AGREEMENT

     THIS PURCHASE AND ASSUMPTION AGREEMENT (this "Agreement") is entered into
as of August   , 2000 by and between BANK OF AMERICA, N.A. ("Bank"), a national banking association whose address is 101 South Tryon Street, Charlotte, North Carolina 28255, and BANK OF AMERICA TECHNOLOGY AND OPERATIONS, INC., a Delaware corporation whose address is 100 North Tryon Street, Charlotte, North Carolina 28255 ("BATO") (collectively referred to herein as "Seller"), CHECKFREE CORPORATION, a Delaware corporation whose address is 4411 East Jones Bridge Road, Norcross, Georgia 30092 ("Parent"), and CHECKFREE SERVICES CORPORATION, a Delaware corporation whose address is 4411 East Jones Bridge Road, Norcross, Georgia 30092 ("Purchaser").

                              W I T N E S S E T H:

     WHEREAS, Seller owns and operates certain bill payment and presentment operations through business units located in San Francisco, California, and Houston, Texas (the "Bill Payment and Presentment Platform");

     WHEREAS, Seller wishes to divest, upon the terms and conditions set forth herein, certain assets and certain liabilities associated with the Bill Payment and Presentment Platform (collectively, the "Acquired Operations");

     WHEREAS, Parent desires for its wholly-owned subsidiary, Purchaser, to buy the Acquired Operations and, in consideration therefor, Parent will tender certain good and valuable consideration as set forth in Section 1.2 below to Seller;

     WHEREAS, Purchaser wishes to buy the Acquired Operations and certain intangible rights related thereto and assume such liabilities upon the terms and conditions set forth herein;

     WHEREAS, capitalized terms not defined herein shall have the meanings set forth in that certain Strategic Alliance Master Agreement dated April 26, 2000, by, between, and among the Bank, Parent and Purchaser (the "Master Agreement");

     NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, Seller and Purchaser agree as follows:

                                   ARTICLE I

                       TRANSFER OF ASSETS AND LIABILITIES

Section 1.1. Transferred Assets.

     As of the Effective Time (as defined in Section 2.1 below) and upon the terms and conditions set forth herein, Seller will sell, assign, transfer, convey and deliver to Purchaser, and Purchaser will purchase from Seller, with the exceptions set forth herein, all of the right, title and interest of Seller in and to the following assets, properties and rights of Seller relating to the Acquired Operations (collectively, the "Acquired Assets"); provided that (i) the term "Acquired Assets" shall not include the Excluded Assets (as defined in Section 1.3 below); and (ii) in the case of any assets that are used or held for use in both the Acquired Operations and the Retained Operations (collectively the "Operations"), (x) if such asset is readily divisible among the Operations, then that portion of the asset used or held for use in the Acquired Operations shall be an Acquired Asset and that portion used or held for use in the Retained Operations shall be an Excluded Asset and (y) if such asset is not of the type described in the preceding clause (x) but is readily capable of being lawfully replicated or duplicated, then such asset shall be an Acquired Asset and such replica or duplicate shall be an Excluded Asset. The Acquired Assets shall include:

          (a) the machinery, equipment, furniture, fixtures, furnishings, computers and similar property software used with the Acquired Operations and specifically defined and described in the Schedule of Equipment, Schedule A, attached hereto and made a part hereof (the "Equipment");

          (b) the software (including object and source code) used with the Acquired Operations specifically defined and described in the Schedule of Software, Schedule B, attached hereto and made a part hereof (the "Software");

          (c) the copyrights, trade secrets, trademarks, trade names, service marks and other proprietary rights based or included in or covering the Acquired Operations or Software or any portion thereof specifically defined and described in the Schedule of Proprietary Rights, Schedule C, attached hereto and made a part hereof (hereinafter collectively referred to as the "Proprietary Rights"); and

          (d) All transferable rights under all Permits granted or issued to Seller or otherwise held by Seller relating to or for the benefit of the Acquired Operations;

          (e) All of Seller's supplier lists, computer media, invoices, correspondence, files, books and records relating to or arising in connection with the Acquired Operations, and such other assets and information as may be reasonably requested by Parent or Purchaser so long as such information principally relates to the Acquired Operations and Parent and Purchaser agree to abide by any and all of Seller's privacy and confidentiality policies related to the same; provided further, that Seller shall have reasonable access to all such other assets and information requested by Parent or Purchaser;

          (f) All of Seller's rights to insurance proceeds (and those proceeds actually received), if any, in connection with (i) any casualty to the Acquired Assets occurring between the date hereof and the Effective Time,
     (ii) any business interruption of the Acquired Operations prior to the Effective Time to the extent such proceeds compensate for interruption extending past the Effective Time, and (iii) any insurance claim in respect of the Acquired Operations which claim arises after the Effective Time but relates to a prior period loss of or damage to the Acquired Assets; and

          (g) All of Seller's claims, causes of action and other legal rights and remedies, whether or not known as of the Effective Time, relating to Seller's ownership of the Acquired Assets or operation of the Acquired Operations, but excluding any such rights against Buyer.

Section 1.2. Purchase Price.

     The consideration for the purchase of the Acquired Assets is included in the stock consideration ("Parent Stock") paid by Parent to Seller pursuant to the Master Agreement and allocated to various items of consideration provided by Seller according to the procedure set forth in the Master Agreement (the "Purchase Price"). Purchaser also assumes, as of the Effective Time, all of the duties, obligations and liabilities of Seller arising under the "Assumed Liabilities" as hereinafter defined.

Section 1.3. Excluded Assets.

     The assets set forth on Schedule D and those assets deemed to be Excluded Assets pursuant to Section 1.1 shall be retained by Seller and shall not be sold, transferred, conveyed, assigned or delivered hereunder to Purchaser by Seller and shall not be purchased or acquired hereunder by Purchaser from Seller (collectively, the "Excluded Assets").

Section 1.4. Assumed Liabilities.

     As of the Effective Time, Purchaser shall assume those certain liabilities, obligations, or commitments of Seller associated with or arising out of the Acquired Assets and the Acquired Operations that are set forth on Schedule E ("Assumed Liabilities") in accordance with the terms and conditions thereof and any laws, rules and regulations applicable thereto.

Section 1.5. Excluded Liabilities.

     Except for the Assumed Liabilities and as otherwise provided in this Agreement, Purchaser shall not assume any or have any responsibility for any liabilities, obligations or commitments of Seller (the "Excluded Liabilities"), and Seller agrees to pay, honor and discharge such Excluded Liabilities when due. Purchaser shall not assume liability to, or related, to any employee of Seller except as expressly provided pursuant to the terms and conditions of that certain Employee Agreement dated August 1, 2000 by, between, and among Bank, BATO, and Purchaser (the "Employee Agreement").

Section 1.6. Taxes.

     (a) The Seller shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Acquired Operations, the Acquired Assets or the Assumed Liabilities, in each case attributable to periods (or portions thereof) ending on or prior to the Closing Date. The Purchaser shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Acquired Operations, the Acquired Assets or the Assumed Liabilities, in each case attributable to periods (or portions thereof) beginning after the Closing Date. For purposes of this paragraph (a), any period beginning before and ending after the Closing Date shall be treated as two partial periods, one ending at the close of the Closing Date and the other beginning after the Closing Date, except that Taxes imposed on a periodic basis (such as property Taxes) shall be apportioned on a daily basis. The term "Taxes" shall not include income taxes, which shall in each case be the responsibility of each party according to law.

     (b) Any documentary stamp Tax, Uniform Commercial Code or other filing or recording fees, transfer or similar Tax directly attributable to the sale or transfer of the Acquired Assets or the Assumed Liabilities shall be paid by the Purchaser. The Seller shall pay all income, gains, or similar Tax relating to the transactions contemplated by this Agreement and which accrue or are attributable to a period ending on or prior to the Closing Date.

     (c) Each party hereto shall provide reimbursement for any Tax which is the responsibility of such party in accordance with the terms of this Section 1.6 and which is paid by the other party. Within a reasonable time prior to the payment of any such Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

                                   ARTICLE II

                           CLOSING AND EFFECTIVE TIME

Section 2.1. Effective Time.

     The purchase and sale of assets provided for in this Agreement shall occur at a closing (the "Closing") to be held at a mutually acceptable location at the later of (i) 30 calendar days after the date hereof, or (ii) within five business days after the receipt of all applicable shareholder and regulatory approvals required by law, or at such other place, time or date on which the parties mutually agree, upon the taking of the actions set forth in Section 2.2 below. The effective time (the "Effective Time") shall be 2:00 p.m., local time, on the day on which the Closing occurs (the "Closing Date").

Section 2.2. Closing.

     (a) All actions taken and documents delivered at the Closing shall be deemed to have been taken and executed simultaneously, and no action shall be deemed taken nor any document delivered until all have been taken and delivered.

     (b) At the Closing, subject to all the terms and conditions of this Agreement, Seller shall deliver to Purchaser or make reasonably available to
Purchaser:

          (1) A Bill of Sale, in substantially the form attached hereto as
     Exhibit 2.2(b)(1), transferring to Purchaser all of Seller's interests in the Acquired Assets;

          (2) Seller's files and records related to the Acquired Assets in accordance with the provisions of Section 1.1(f) above;

          (3) Such of the other Acquired Assets as shall be capable of physical delivery;

          (4) A certificate of a proper officer of Seller, dated as of the date of Closing, certifying to the fulfillment of all conditions which are the obligation of Seller and that all of the representations and warranties of Seller set forth in this Agreement remain true and correct in all material respects as of Effective Time;

          (5) Such certificates and other documents as Purchaser may reasonably require to evidence the receipt by Seller of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement; and

          (6) An Assignment of Patent Application, in substantially the form attached hereto as Exhibit 2.2(b)(6) transferring to Purchaser all of Seller's interests in the "Patent Application" as hereinafter defined.

     (c) At the Closing, subject to all the terms and conditions of this Agreement, Purchaser shall deliver to Seller:

          (1) A certificate and receipt acknowledging the delivery and receipt of possession of the property referred to in this Agreement;

          (2) The Purchase Price pursuant to the terms of the Master Agreement;

          (3) A certificate of a proper officer of Purchaser, dated as of the Date of Closing, certifying to the fulfillment of all conditions which are the obligation of Purchaser and that all of the representations and warranties of Purchaser set forth in this Agreement remain true and correct in all material respects as of the Effective Time; and

          (4) Such certificates and other documents as Seller may reasonably require to evidence the receipt of Purchaser of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement.

     (d) All instruments, agreements and certificates described in this Section
2.2 shall be in form and substance reasonably satisfactory to the respective parties.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser as follows, which representations and warranties shall survive the Effective Time for a period of 12 months:

Section 3.1. Corporate Organization.

     Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States, with the power and authority to carry on its business as now conducted and to own, lease and operate its material assets.

Section 3.2. No Violation.

     The Acquired Operations have been operated in all material respects in accordance with applicable laws, rules and regulations. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein will (i) conflict with or result in a breach of any provision of Seller's Articles of Association or Bylaws, or any resolution adopted by the board of directors or the stockholders of Seller, or (ii) result in a breach of any material contract to which Seller is a party, or (iii) otherwise have a material adverse effect on Seller, its business, operations or future prospects.

Section 3.3. Corporate Authority.

     Seller has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby, and such Agreement is, or shall be when executed and delivered, legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with their terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

Section 3.4. Enforceable Agreement.

     This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding agreement of Seller, enforceable in accordance with its terms.

Section 3.5. No Brokers.

     All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller and Purchaser, and there has been no participation or intervention by any other person, firm or corporation employed or engaged by or on behalf of Seller in such a manner as to give rise to any valid claim against Seller or Purchaser for a brokerage commission, finder's fee or like commission.

Section 3.6. Acquired Assets.

     Seller owns, and will convey to Purchaser at the Closing, all of Seller's right, title and interest to all of the Acquired Assets free and clear of any security interests, pledges, liens, charges, encumbrances, equities, claims and options of whatever nature, except as may otherwise be set forth in this Agreement.

Section 3.7. Infringements by Seller.

     (a) To Seller's knowledge, the Acquired Operations, the Software and the Proprietary Rights do not infringe on any copyrights, trade marks or trade secrets, know-how or other proprietary rights of any third parties and no rights or licenses are required from third parties to exercise any rights with respect to the Acquired Assets or any portion thereof;

     (b) There is no pending, or to Seller's knowledge, threatened suit, proceeding, claim, demand, action or investigation of any nature or kind against Seller relating to the Acquired Operations or the Software or the manner in which they are operated; and

     (c) There is no claim of which Seller has received notice (formal or informal) or is otherwise aware that any of the Acquired Operations, Software, advertising or material that Seller employs in the operation and marketing of the Acquired Operations breaches, violates, infringes or interferes with any rights of any persons or requires payment for the use of any copyright, trade mark or trade secret, know-how or technology of another person or any other intellectual property right of any person.

Section 3.8. Third Party Infringements.

     There are no infringements of or other interference with the Acquired Operations or the Software by third parties of which Seller has received notice (formal or informal) or is otherwise aware.

Section 3.9. Software.

     There are no known errors, malfunctions and/or defects in the Software. The Software and all portions thereof have been licensed for use by third parties only in accordance with the terms and conditions of the software license agreements referenced on Schedule B, attached hereto and made a part hereof, copies of which were previously made available to Purchaser for its review.

Section 3.10. Employees.

     With respect to the Acquired Operations, seller is not party to or bound by any written or oral employment agreement or arrangement or any agreements or arrangements for the retention of the services of independent contractors, consultants or advisors.

Section 3.11. Disclosure.

     No statement, certificate, instrument or other writing furnished or to be furnished by Seller to Purchaser pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by Seller for inclusion in any documents to be filed with the Securities and Exchange Commission (the "SEC") or any other regulatory authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that Seller is responsible for filing with any regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

     Parent and Purchaser hereby represent and warrant to Seller as follows, which representations and warranties shall survive the Effective Time for a period of 12 months:

Section 4.1. Corporate Organization.

     Purchaser is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the power and authority to carry on its business as now conducted and to own, lease and operate its assets.

Section 4.2. No Violation.

     Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will (i) conflict with or result in a breach of any provision of Purchaser's Certificate of Incorporation or Bylaws or any resolution adopted by the board of directors or the stockholders of Purchaser, or (ii) result in a breach of any material contract to which Purchaser is a party, or (iii) otherwise have a material adverse effect on Purchaser, its business, operations or future prospects.

Section 4.3. Corporate Authority.

     Purchaser has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and such

Agreement is, or shall be when executed and delivered, legal, valid, and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

Section 4.4. Enforceable Agreement.

     This Agreement has been duly authorized, executed and delivered by Purchaser and is the legal, valid and binding agreement of Purchaser enforceable in accordance with its terms.

Section 4.5. Parent Stock.

     The Parent Stock to be issued pursuant to the provisions of this Agreement and the Master Agreement will, upon such issuance, be duly authorized, legally and validly issued, and fully paid and nonassessable.

Section 4.6. No Brokers.

     All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller and Purchaser, and there has been no participation or intervention by any other person, firm or corporation employed or engaged by or on behalf of Purchaser in such a manner as to give rise to any valid claim against Seller or Purchaser for a brokerage commission, finder's fee or like commission.

Section 4.7. Disclosure.

     The representations and warranties of Purchaser contained in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement are true and correct and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading to Seller.

                                   ARTICLE V

            OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE TIME

Section 5.1. Conduct of Business.

     From the date hereof until the Effective Time, Seller covenants that:

          (a) Seller shall not sell, license, contract, commit or otherwise encumber the Acquired Assets, other than in the ordinary course of business in a manner that does not create a material detriment to the value of the Acquired Assets;

          (b) Seller shall not amend, modify or terminate any Contract or other agreement to which it is a party and which in any way relates to the Acquired Assets, without the prior written consent of Purchaser; and

          (c) Seller and its officers and employees shall use their best efforts to preserve the Acquired Operations, the Software and the Proprietary Rights in good order.

Section 5.2. Further Assurances.

     The parties hereto shall execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement.

Section 5.3. Fees and Expenses.

     Purchaser shall be responsible for the costs of its own attorneys' and accountants' fees and expenses and other expenses arising in connection with the transactions contemplated hereby. Seller shall be responsible for their own attorneys' and accountants' fees and other expenses arising in connection with the transactions contemplated hereby.

                                   ARTICLE VI

                     CONDITIONS TO PURCHASER'S OBLIGATIONS

     The obligation of Purchaser to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Closing, of each of the following conditions:

Section 6.1. Representations and Warranties True.

     The representations and warranties made by Seller in this Agreement shall be true in all material respects on and as of the Effective Time as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Purchaser.

Section 6.2. Obligations Performed.

     Seller shall (a) deliver or make available to Purchaser those items required by Section 2.2 hereof, and (b) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by them prior to or on the Effective Time.

Section 6.3. Regulatory Matters.

     Any waiting period applicable to the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or under such other applicable laws, including any waiting periods imposed by the Office of the Comptroller of the Currency (the "OCC"), if any, shall have expired or been terminated. Any shareholder approval required by law or regulation, or by rule of a listing market shall have been granted.

Section 6.4. Master Agreement.

     All of the conditions precedent to closing specified in Article 8 of the Master Agreement shall have occurred prior to or contemporaneous with the Effective Time.

                                  ARTICLE VII

                       CONDITIONS TO SELLERS' OBLIGATIONS

     The obligation of Seller to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Closing, of each of the following conditions:

Section 7.1. Representations and Warranties True.

     The representations and warranties made by Purchaser in this Agreement shall be true in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Seller.

Section 7.2. Obligations Performed.

     Purchaser shall (a) deliver to Seller those items required by Section 2.2 hereof, and (b) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Time.

Section 7.3. Regulatory Matters.

     Any waiting period applicable to the transactions contemplated hereby under the HSR Act, or under such other applicable laws, including any waiting periods imposed by the OCC, if any, shall have expired or been terminated.

Section 7.4. Master Agreement.

     All of the conditions precedent to closing specified in Article 8 of the Master Agreement shall have occurred prior to or contemporaneous with the Effective Time.

                                  ARTICLE VIII

                                  TERMINATION

Section 8.1. Methods of Termination.

     This Agreement may be terminated in any of the following ways:

          (a) at any time on or prior to the Effective Time by the mutual consent in writing of Purchaser and Seller; or

          (b) any time prior to the Effective Time, by Purchaser or Seller in writing if the other shall have been in breach of any representation and warranty in any material respect (as if such representation and warranty had been made on and as of the date hereof and on the date of the notice of breach referred to below), or in breach of any covenant, undertaking or obligation contained herein, and such breach has not been cured within 30 calendar days after the giving of notice to the breaching party of such breach.

Section 8.2. Procedure Upon Termination.

     In the event of termination pursuant to Section 8.1 hereof, and except as otherwise stated therein, written notice thereof shall be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice unless an extension is consented to by the party having the right to terminate.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

Section 9.1. Arbitration.

     Any disputes arising out of this Agreement shall be governed by Section 7.5 of the Master Agreement.

Section 9.2. Licenses.

     (a) In connection with the sale of the Software described in Section 1.1(b) above, Parent and Purchaser hereby grant to Seller a perpetual, royalty free, nontransferable, non-exclusive license to use the Software, subject to any exclusivity or non-competition provisions contained in the Master Agreement by and between the parties hereto and the other agreements and schedules referred to therein.

     (b) In connection with the transfer as an Acquired Asset of that certain pending patent application dealing with certain aspects of bill presentment and payment as more clearly specified on Schedule 9.2(b) (the "Patent Application"), Parent shall grant to Seller a perpetual, royalty free, nontransferable, nonexclusive license to use the software, processes, and other ideas and inventions covered by the Patent Application. Parent shall actively prosecute such Patent Application and keep Seller informed of such efforts. Parent shall not disclose the existence of the Patent Application to any third party prior to a patent being issued. If Parent determines in its reasonable judgment that the Patent Application should be abandoned, it will so notify Seller and will assign all rights in and to the Patent Application to Seller at no charge. Nothing in this paragraph is intended to affect any exclusivity or non-competition provision in the Master Agreement and the other agreements and schedules referred to therein.

Section 9.3. Amendment and Modification.

     The parties hereto, by mutual consent, may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

Section 9.4. Waiver or Extension.

     Either party, by written instrument duly signed, may extend the time for the performance of any of the obligations or other acts of the other party and may waive (a) any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) compliance with any of the undertakings, obligations, covenants or other acts contained herein.

Section 9.5. Assignment.

     This Agreement and all of the provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other.

Section 9.6. Addresses for Notices, Etc.

     All notices, requests, demands, consents and other communications provided for hereunder and under the related documents shall be in writing and either mailed to the respective address set forth below (by registered or certified mail, return receipt requested, or by nationally-recognized overnight delivery service) or personally delivered to such address in a manner which would constitute effective service of process under the law of the place of delivery. Any other form of delivery shall also be effective, but only if receipt is acknowledged in writing by other than automatic means:

    If to Seller:          Bank of America, N.A.
                           201 North Tryon Street
                           Charlotte, North Carolina 28255
                           Telecopy Number: (704) 386-0577
                           Attention: Mark A. Argosh, Senior Vice President
                           And with a copy to the Office of the General Counsel
                           Telecopy Number: (704) 370-3515
    If to Purchaser:       Checkfree Services Corporation
                           4411 East Jones Bridge Road
                           Norcross, Georgia 30092
                           Attention: Chief Operating Officer
                           And with a copy to Attention: General Counsel
    If to Parent:          Checkfree Corporation
                           4411 East Jones Bridge Road
                           Norcross, Georgia 30092
                           Attention: Chief Operating Officer
                           And with a copy to Attention: General Counsel

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section.

Section 9.7. Counterparts.

     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 9.8. Governing Law.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Section 9.9. Sole Agreement.

     This Agreement, the Master Agreement, the Employee Agreement, the Alliance Agreements and their respective exhibits and attachments represent the sole agreements between the parties hereto respecting the transactions contemplated hereby and all prior or contemporaneous written or oral proposals, agreements in principle, representations, warranties and understandings between the parties with respect to such matters are superseded hereby and merged herein.

Section 9.10. Severability.

     If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

Section 9.11. Parties In Interest.

     Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any person (other than the parties hereto, their successors and permitted assigns) any rights or remedies under or by reason of this Agreement, or any term, provision, condition, undertaking, warranty, representation, indemnity, covenant or agreement contained herein.

                           [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                          "SELLER"

                                          BANK OF AMERICA, N.A.

                                          By: /s/ Jeanine R. Brown
                                          --------------------------------------

                                          Name: Jeanine R. Brown
                                          --------------------------------------

                                          Title: Executive Vice President
                                          --------------------------------------

                                          BANK OF AMERICA TECHNOLOGY AND
                                          OPERATIONS, INC.

                                          By: /s/ Duane L. Smith
                                          --------------------------------------

                                          Name: Duane L. Smith
                                          --------------------------------------

                                          Title: Senior Vice President
                                          --------------------------------------

                                          "PARENT"

                                          CHECKFREE CORPORATION

                                          By: /s/ Peter F. Sinsigalli
                                          --------------------------------------

                                          Name: Peter F. Sinsigalli
                                          --------------------------------------

                                          Title: President and COO
                                          --------------------------------------

                                          "PURCHASER"

                                          CHECKFREE SERVICES CORPORATION

                                          By: /s/ Peter F. Sinsigalli
                                          --------------------------------------

                                          Name: Peter F. Sinsigalli
                                          --------------------------------------

                                          Title: President and COO
                                          --------------------------------------

                              CHECKFREE CORPORATION

              4411 EAST JONES BRIDGE ROAD, NORCROSS, GEORGIA 30092

              PROXY FOR SPECIAL MEETING OF STOCKHOLDERS - [ ], 2000

         The undersigned stockholder of CheckFree Corporation (the "Company") hereby appoints Peter J. Kight, Peter F. Sinisgalli, and Curtis A. Loveland, or any one of them, as attorneys and proxies with full power of substitution to each, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company's headquarters located at 4411 East Jones Bridge Road, Norcross, Georgia, on [ ], [ ], at [ .m.] local time, and at any adjournment or adjournments thereof, with all of the powers such undersigned stockholder would have if personally present, for the following purposes:

         1. To consider and vote on a proposal to approve the issuance of 10 million shares of CheckFree common stock, $0.01 par value, and warrants to purchase up to an additional 10 million shares of CheckFree common stock, to Bank of America, N.A., a national banking association, under a strategic agreement with Bank of America through which CheckFree Services Corporation, our wholly owned subsidiary, will acquire certain of Bank of America's electronic billing and payment assets and we will provide electronic billing and payment services to Bank of America's customers over the next ten years.

                           |_|  FOR

                           |_|  AGANIST

                           |_|  ABSTAIN

         2. To transact any other business which may properly come before the special meeting or any adjournment or any postponement of the special meeting

                   (Continued and to be signed on other side.)
                          (Continued from other side.)

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

         The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders, dated [ ], 2000, and the proxy statement of the Company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

         PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IN THE ENCLOSED ENVELOPE.

                                    Dated:                                , 2000
                                          --------------------------------


                                           -------------------------------------
                                                       (Signature)

                                           -------------------------------------
                                                       (Signature)

                                    SIGNATURE(S) SHALL AGREE WITH THE NAME(S)
                                    PRINTED ON THIS PROXY. IF SHARES ARE
                                    REGISTERED IN TWO NAMES, BOTH STOCKHOLDERS
                                    SHOULD SIGN THIS PROXY. IF SIGNING AS
                                    ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
                                    OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS
                                    SUCH.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS